UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Whiting Petroleum Corporation

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WHITING PETROLEUM CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 7, 2013

Dear Stockholder:

The annual meeting of stockholders of Whiting Petroleum Corporation will be held on Tuesday, May 7, 2013, at 10:00 a.m., Mountain Time, in the Grand Ballroom located in the Grand Hyatt Denver, at 1750 Welton Street, Denver, Colorado 80202, for the following purposes:

•	to elect two directors to hold office until the 2016 annual meeting of stockholders and until their successors are duly elected and qualified;

•	to approve the Whiting Petroleum Corporation 2013 Equity Incentive Plan;

•	to approve, by advisory vote, the compensation of our named executive officers as disclosed in the accompanying proxy statement;

•	to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2013; and

•	to consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 12, 2013 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

Your vote is important no matter how large or small your holdings may be. To assure your representation at the annual meeting, please vote your shares over the Internet or via the toll-free telephone number as instructed in the Notice of Internet Availability of Proxy Materials. You also may request a printed proxy card to submit your vote by mail. You will not receive a printed copy of the proxy materials unless you request them as instructed in the Notice of Internet Availability of Proxy Materials.

For directions to the annual meeting, please write Bruce R. DeBoer, Corporate Secretary, Whiting Petroleum Corporation, 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300 or call (303) 837-1661.

By Order of the Board of Directors

WHITING PETROLEUM CORPORATION

Bruce R. DeBoer
Corporate Secretary

Denver, Colorado

March 25, 2013

WHITING PETROLEUM CORPORATION

1700 Broadway, Suite 2300

Denver, Colorado 80290-2300

PROXY STATEMENT

For

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 7, 2013

The Board of Directors (the “Board”) of Whiting Petroleum Corporation is soliciting proxies for use at the annual meeting of stockholders to be held on Tuesday, May 7, 2013, at 10:00 a.m., Mountain Time, in the Grand Ballroom located in the Grand Hyatt Denver, at 1750 Welton Street, Denver, Colorado 80202, and any adjournment or postponement thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

On or before March 25, 2013, we mailed to you and our other stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report on the Internet and to vote your shares over the Internet or by telephone. You will not receive a printed copy of the proxy materials unless you request them. If you would like to receive a printed copy of our proxy materials, including a printed proxy card on which you may submit your vote by mail, then you should follow the instructions for obtaining a printed copy of our proxy materials contained in the Notice of Internet Availability of Proxy Materials.

Submitting your proxy over the Internet, by telephone or by executing and returning a printed proxy card will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a stockholder who has submitted a proxy does not in itself revoke a proxy. Any stockholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to us in writing or in open meeting.

If you submit your proxy over the Internet or by telephone, or you request a printed proxy card and properly execute and return the proxy card by mail, then the persons named as proxies will vote the shares represented by your proxy according to your instructions. If you request a printed proxy card, and properly execute and return the proxy card by mail, but do not mark voting instructions on the proxy card, then the persons named as proxies will vote FOR the two nominees for election as directors referred to in this proxy statement, FOR approval of the Whiting Petroleum Corporation 2013 Equity Incentive Plan, FOR approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013 and in accordance with the judgment of the persons named as proxies in the enclosed form of proxy on such other business or matters which may properly come before the Annual Meeting. Other than the election of two directors, the approval of the Whiting Petroleum Corporation 2013 Equity Incentive Plan, the advisory vote on the compensation of our named executive officers as disclosed in this proxy statement and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013, the Board has no knowledge of any other matters to be presented for action by the stockholders at the Annual Meeting. However, if any other business or matters properly shall come before the Annual Meeting, then the persons named as proxies in the form of proxy will vote the shares represented by each proxy in accordance with their judgment on such matters.

Only holders of record of our common stock at the close of business on March 12, 2013 are entitled to vote at the Annual Meeting. On that date, 119,389,608 shares of our common stock were issued and entitled to vote, each of which is entitled to one vote per share.

ELECTION OF DIRECTORS

Our certificate of incorporation and by-laws provide that our directors are divided into three classes, with staggered terms of three years each. At the Annual Meeting, the stockholders will elect two directors to hold office until the 2016 annual meeting of stockholders and until their successors are duly elected and qualified. Shares of our common stock represented by executed but unmarked proxies will be voted in favor of the election as directors of the persons named as nominees in this proxy statement; provided that, if you hold shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the election of any nominee for director unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such nominee. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Each director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present), subject to our Majority Voting Policy. Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors.

Pursuant to our Majority Voting Policy, in the absence of a contested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation to the Chairman of the Board. The Nominating and Governance Committee of our Board (or, under certain circumstances, another committee appointed by the Board) will promptly consider that resignation and will recommend to the Board whether to accept the tendered resignation or reject it based on all relevant factors. The Board must then act on that recommendation no later than 90 days following the date of an Annual Meeting of Stockholders. Within four days of the Board’s decision, we must disclose the decision in a Current Report on Form 8-K filed with the Securities and Exchange Commission that includes a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation. The Majority Voting Policy is available in Appendix C to our Corporate Governance Guidelines on our website at www.whiting.com.

The following sets forth certain information, as of March 12, 2013, about the Board’s nominees for election at the Annual Meeting and each director whose term will continue after the Annual Meeting, including an account of their specific business experience; the names of publicly held and certain other corporations of which they also are, or have been within the past five years, directors; and a discussion of their specific experience, qualifications, attributes or skills that led to the conclusion that they should serve as directors. Thomas P. Briggs has been a director of Whiting Petroleum Corporation since 2006 and his term as a director will expire at the Annual Meeting.

Nominees for Election at the Annual Meeting for Terms to Expire at the 2016 Annual Meeting

Thomas L. Aller, 64, has been a director of Whiting Petroleum Corporation since 2003. Mr. Aller, who serves as Senior Vice President of Operations Support for Alliant Energy Corporation effective January 13, 2013, has served as Senior Vice President — Energy Resource Development of Alliant Energy Corporation since January 2009 and President of Interstate Power and Light Company since 2004. Prior to that, he served as President of Alliant Energy Investments, Inc. since 1998 and interim Executive Vice President — Energy Delivery of Alliant Energy Corporation since 2003 and Senior Vice President — Energy Delivery of Alliant Energy Corporation since 2004. From 1993 to 1998, he served as Vice President of IES Investments. He received his Bachelor’s Degree in political science from Creighton University and his Master’s Degree in municipal administration from the University of Iowa. Mr. Aller’s particular experience with our company, including from 1997 through 2003 when he served as a director of our company’s operating subsidiary prior to our initial public stock offering, and his business acumen and experience in the energy sector led to the conclusion that he should serve as a director.

Michael B. Walen, 64, is a nominee to become a director of Whiting Petroleum Corporation at the Annual Meeting. Mr. Walen was the Senior Vice President – Chief Operating Officer of Cabot Oil and Gas Corporation from January 2001 until May 2010 and served in other management and exploration positions prior to that time. He has 39 years of exploration and management experience with independent oil and gas companies including PetroCorp Inc., Patrick Petroleum Co., TXO Production Co. and Tenneco Oil Company. Mr. Walen has also been a director of Vitruvian Exploration since 2010. Mr. Walen holds a Bachelor’s Degree in Geology from Central Washington University and a Master’s Degree in Geology from Western Washington University. Mr. Walen’s geological training, technical expertise and industry experience (particularly in shale plays), including managing operations, engineering, reserves, land and geology, led to the conclusion that he should serve as a director. Mr. Walen was recommended to our Nominating and Governance Committee by a member of the committee.

The Board recommends the foregoing nominees for election as directors for terms expiring at the 2016 Annual Meeting and urges each stockholder to vote FOR such nominees.

Directors Continuing in Office

Terms expiring at the 2014 Annual Meeting

D. Sherwin Artus, 75, has been a director of Whiting Petroleum Corporation since 2006. Mr. Artus joined Whiting Oil and Gas Corporation in January 1989 as Vice President of Operations and became Executive Vice President and Chief Operating Officer in July 1999. In January 2000, he was appointed President and Chief Executive Officer. Mr. Artus became Senior Vice President in January 2002 (upon the appointment of Mr. Volker as President and Chief Executive Officer) and retired from the Company in April 2006. Prior to joining Whiting, he was employed by Shell Oil Company in various engineering research and management positions. From 1974-1977, he was employed by Wainoco Oil and Gas Company as Production Manager. He was a co-founder and later became President of Solar Petroleum Corporation, an independent oil and gas producing company. He has over 51 years of experience in the oil and natural gas business. Mr. Artus holds a Bachelor’s Degree in Geological Engineering and a Master’s Degree in Mining Engineering from the South Dakota School of Mines and Technology. He is a registered Professional Engineer in Colorado, Wyoming, Montana and North Dakota. Mr. Artus is a member, and a past officer, of the Society of Professional Well Log Analysts and is a member of the Society of Petroleum Engineers. Mr. Artus’s technical expertise and vast industry experience coupled with his management experience with our company and intimate knowledge of our company culture led to the conclusion that he should serve as a director.

Philip E. Doty, 69, has been a director of Whiting Petroleum Corporation since 2010. Mr. Doty is a certified public accountant. Since 2007, Mr. Doty has been counsel to Ehrhardt Keefe Steiner & Hottman PC, the largest Colorado-based accounting and consulting firm, where he previously was a partner from 2002 to 2007. From 1967 to 2000 he worked at Arthur Andersen and Co., where he was a partner since 1978 and served as an audit partner and head of the Denver office oil and gas practice until his retirement in 2000. He is a graduate of Drake University with a Bachelor’s degree in accounting. Mr. Doty’s 41 years of experience as a certified public accountant and his expertise in oil and gas financial reporting and accounting led to the conclusion he should serve as a director.

Terms expiring at the 2015 Annual Meeting

James J. Volker, 66, who serves as Chairman of the Board and Chief Executive Officer, has been a director of Whiting Petroleum Corporation since 2003 and a director of Whiting Oil and Gas Corporation since 2002. He joined Whiting Oil and Gas Corporation in August 1983 as Vice President of Corporate Development and served in that position through April 1993. In March 1993, he became a contract consultant to Whiting Oil and Gas Corporation and served in that capacity until August 2000, at which time he became Executive Vice President and Chief Operating Officer. Mr. Volker was appointed President and Chief Executive Officer of Whiting Oil and Gas Corporation in January 2002. Effective January 1, 2011, Mr. Volker has served as our Chief Executive

Officer. Mr. Volker was co-founder, Vice President and later President of Energy Management Corporation from 1971 through 1982. He has over 40 years of experience in the oil and natural gas industry. Mr. Volker has a degree in finance from the University of Denver, an MBA from the University of Colorado and has completed H. K. VanPoolen and Associates’ course of study in reservoir engineering. Mr. Volker’s status as our chief executive officer who applies his considerable industry experience and management qualifications and serves as a valuable resource for the other directors as to all operational and administrative aspects of our company led to the conclusion that he should serve as a director.

William N. Hahne, 61, has been a director since 2007. Mr. Hahne was Chief Operating Officer of Petrohawk Energy Corporation from July 2006 until October 2007. Mr. Hahne served at KCS Energy, Inc. as President, Chief Operating Officer and Director from April 2003 to July 2006, and as Executive Vice President and Chief Operating Officer from April 1998 to April 2003. He is a graduate of Oklahoma University with a BS in petroleum engineering and has 37 years of extensive technical and management experience with independent oil and gas companies including Unocal, Union Texas Petroleum Corporation, NERCO, The Louisiana Land and Exploration Company (LL&E) and Burlington Resources, Inc. He is an expert in oil and gas reserve estimating, having served as chairman for the Society of Petroleum Engineers Oil and Gas Reserve Committee. Mr. Hahne’s experience in budgeting, planning and implementing effective exploration, drilling, acquisition and development programs, expertise in horizontal drilling and shale development and knowledge of oil and gas regulation, litigation and government reporting led to the conclusion that he should serve as a director.

Allan R. Larson, 75, has been a director of Whiting Petroleum Corporation since January 1, 2011. He has more than 47 years’ experience in oil and gas exploration and development, primarily in the Rocky Mountains and the Midcontinent regions. For 26 years he has operated Larson Petroleum, LLC, a geological consulting company. His previous affiliations include Jade Drilling Company, Belleview Capital Corporation, Mesa Petroleum Company and Amoco Production Company. Dr. Larson earned a PhD in Geology at the University of California, Los Angeles. He earned his M.S. in Geology from UCLA and his BS degree in Geology at Pennsylvania State University. He is a member of the American Association of Petroleum Geologists, the Rocky Mountain Association of Geologists, the Wyoming Geological Association, the Montana Geologic Society and the Utah Geologic Association. Dr. Larson’s geological training, technical expertise and industry experience in evaluating exploration prospects and conducting drilling and production operations within our company’s core operating areas led to the conclusion that he should serve as a director.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that are available on our website at www.whiting.com.

Code of Business Conduct and Ethics

The Board has adopted the Whiting Petroleum Corporation Code of Business Conduct and Ethics that applies to our directors and employees, the full text of which is available on our website at www.whiting.com. Each of our directors and employees annually confirms in writing that he or she has reviewed and will fully comply with the Code of Business Conduct and Ethics.

Transactions with Related Persons

We had no transactions during 2011, and none are currently proposed, in which we were a participant and in which any related person had a direct or indirect material interest. Our Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	a “related person” means any of our directors, executive officers or nominees for director or any of their immediate family members; and

•

a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Nominating and Governance Committee certain information relating to related person transactions for review, approval or ratification by the Nominating and Governance Committee. Disclosure to the Nominating and Governance Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Nominating and Governance Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Nominating and Governance Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board.

Independence of Directors

Of the seven directors currently serving on the Board, the Board has determined that each of Messrs. Aller, Artus, Briggs, Doty, Hahne and Larson has no material relationship with us and is independent under New York Stock Exchange listing standards. The Board has also determined that Mr. Walen has no material relationship with us and is independent under New York Stock Exchange listing standards. The Board has established categorical standards within our Corporate Governance Guidelines to assist in making determinations of director independence. These categorical standards are available in Appendix B to our Corporate Governance Guidelines on our website at www.whiting.com. In making its determination of independence, the Board found that each of Messrs. Aller, Artus, Briggs, Doty, Hahne and Larson met these standards.

Board Committees

The Board has standing Audit, Compensation and Nominating and Governance Committees. The Board has adopted a formal written charter for each of these committees that is available on our website at www.whiting.com.

The table below provides the current composition of each standing committee of our Board:

Name	Audit	Compensation	Nominating/ Governance
Thomas L. Aller	X	X
D. Sherwin Artus			X
Thomas P. Briggs	X	X
Philip E. Doty	X		X
William N. Hahne		X	X
Allan R. Larson			X

The Audit Committee’s primary duties and responsibilities are to assist the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and independent registered public accounting firm and our compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, retention, compensation, evaluation and termination of our independent registered public accounting firm and has the sole authority to approve all audit and permitted non-audit engagement fees and terms. The Audit Committee is presently comprised of Messrs. Doty (Chairperson), Aller and Briggs, each of whom is an independent director under New York Stock Exchange listing standards and Securities and Exchange Commission rules applicable to audit committee members. The Board has determined that Mr. Doty qualifies as an “audit committee financial expert” as defined by Securities and Exchange Commission rules. The Audit Committee held four meetings in 2012.

The Compensation Committee discharges the responsibilities of the Board with respect to our compensation programs and compensation of our executives and directors. The Compensation Committee has overall responsibility for determining the compensation of our chief executive officer, approving the compensation of our executive officers and reviewing director compensation. The Compensation Committee is also charged with administration of our Production Participation Plan and Equity Incentive Plan. The Compensation Committee is presently comprised of Messrs. Briggs (Chairperson), Aller and Hahne, and each of whom is an independent director under New York Stock Exchange listing standards, an outside director for purposes of Section 162(m) of the Internal Revenue Code and a non-employee director for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee held seven meetings in 2012. Additional information regarding the Compensation Committee and our processes and procedures for executive compensation, including, among other matters, our use of compensation consultants and the role of our executive officers in determining compensation, is provided below under “Compensation Discussion and Analysis”.

The principal functions of the Nominating and Governance Committee are to identify individuals qualified to become directors and recommend to the Board nominees for all directorships, identify directors qualified to serve on Board committees and recommend to the Board members for each committee, develop and recommend to the Board a set of corporate governance guidelines and otherwise take a leadership role in shaping our corporate governance. The Nominating and Governance Committee is also charged with administering our policies and procedures regarding any transactions with related persons. The Nominating and Governance Committee is presently comprised of Messrs. Hahne (Chairperson), Artus, Doty and Larson, each of whom is an independent director under New York Stock Exchange listing standards. The Nominating and Governance Committee held two meetings in 2012.

In identifying and evaluating nominees for director, the Nominating and Governance Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to us. In addition, the Nominating and Governance Committee believes it is important that at least one director have the requisite experience and expertise to be designated as an “audit committee financial expert.” The Nominating and Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. At a minimum, each director nominee must have displayed the highest personal and professional ethics, integrity and values and sound business judgment. In addition, the Nominating and Governance Committee believes that the following minimum qualifications are necessary for a director nominee to possess to be recommended by the Committee to the Board:

•

Each director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	Each director must have relevant expertise and experience, and be able to offer advice and guidance to the chief executive officer based on that expertise and experience.

•	Each director must be independent of any particular constituency, be able to represent all of our stockholders and be committed to enhancing long-term stockholder value.

•	Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business.

The Nominating and Governance Committee will consider persons recommended by stockholders to become nominees for election as directors in accordance with the foregoing and other criteria set forth in our

Corporate Governance Guidelines and Nominating and Governance Committee Charter. Recommendations for consideration by the Nominating and Governance Committee should be sent to our Corporate Secretary in writing together with appropriate biographical information concerning each proposed nominee. Our By-Laws also set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by the stockholders. With respect to an election of directors to be held at an annual meeting, a stockholder must, among other things, give notice of an intent to make such a nomination to our Corporate Secretary in advance of the meeting in compliance with the terms and within the time period specified in the By-Laws. Pursuant to these requirements, a stockholder must give a written notice of intent to our Corporate Secretary no earlier than the 120th day and no later than the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

During 2012, Messrs. Aller, Briggs and Hahne served on the Compensation Committee of our Board. None of such persons has served as an employee or officer of ours. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Board Leadership Structure and Role in Risk Oversight

The position of board chairman is filled by our chief executive officer. We believe this combined leadership structure is appropriate for our company because our chairman and chief executive officer (i) conveys a singular, cohesive message to our stockholders, employees, industry partners and the investment community and (ii) eliminates any ambiguity as to who is accountable for company performance. Our directors and management team engage frequently and directly in the flow of information and ideas and we believe our combined leadership structure facilitates the quality, quantity and timeliness of the information flow and communication.

A presiding director is designated to preside over each executive session of the non-management directors at Board meetings. The presiding director is the chair of the Nominating and Governance Committee.

One of the responsibilities of our Board is to review and evaluate the process in place to assess the major risks facing our company and periodically review management’s assessment of the major risks as well as options for their mitigation. Our Board leadership structure and our practice of a high degree of interaction between our directors and members of senior management facilitates this oversight function. The information flow and communication between our Board and senior management regarding long-term strategic planning and short term operational reporting includes matters of material risk inherent in our business of exploration for and production of oil and gas. Also, our Audit Committee, among other duties, is charged with overseeing significant financial risk exposures and the steps management has taken to monitor, control and report such exposures and has compliance oversight responsibilities.

Communication with Directors

Stockholders and other interested parties may communicate with the full Board, non-management directors as a group or individual directors, including the presiding director, by submitting such communications in writing to our Corporate Secretary at Whiting Petroleum Corporation, c/o the Board of Directors (or, at the stockholder’s option, c/o a specific director or directors), 1700 Broadway, Suite 2300, Denver, Colorado 80290. Such communications will be delivered directly to the Board.

Meetings and Attendance

The Board held seventeen meetings in 2012. No director attended less than 90% of the total number of Board and committee meetings on which they served. Directors are expected to attend our annual meeting of stockholders each year and all of our directors serving at the time attended our 2012 annual meeting of stockholders.

Director Compensation

We use a combination of cash and equity incentive compensation to attract and retain qualified and experienced candidates to serve on the Board. In setting this compensation, our Compensation Committee considers the significant amount of time and energy expended and the skill-level required by our directors in fulfilling their duties. Our Compensation Committee grants restricted stock to our non-employee directors annually on the first of the month following the annual stockholders meeting (June 1 in 2011) to align the grants with directors’ terms of office. Historically, grants of shares of restricted stock vested one-third each year over three years and, effective June 1, 2012, grants vest 100% on the first anniversary of the grant date. All grants of shares of restricted stock become fully vested upon a change in control of our company. We also reimburse expenses incurred by our non-employee directors to attend Board and Board committee meetings and to attend continuing education seminars, conferences and classes. Directors who are our employees receive no compensation for service as members of either the Board or Board committees. From January 1, 2012 through May 31, 2012, non-employee directors were compensated pursuant to the schedule as follows:

		Committee Service
	Board Service	Audit	Compensation	Nominating and Governance
Annual Retainer	$45,000
Restricted Stock (value)	$115,000
Committee Chair Annual Retainer		$25,000	$15,000	$15,000
Committee Chair Restricted Stock (value)		$25,000	$15,000	$15,000
Committee Member Annual Retainer		$5,000	$3,000	$3,000
Meeting Fee	$1,500	$1,500	$1,500	$1,500

Effective June 1, 2012, non-employee directors were compensated pursuant to the schedule as follows:

		Committee Service
	Board Service	Audit	Compensation	Nominating and Governance
Annual Retainer	$45,000
Restricted Stock (value)	$150,000
Committee Chair Annual Retainer		$25,000	$15,000	$15,000
Committee Chair Restricted Stock (value)		$25,000	$15,000	$15,000
Committee Member Annual Retainer		$7,500	$5,000	$5,000
Meeting Fee	$1,500	$1,500	$1,500	$1,500

In addition, we make medical and dental coverage available to directors and their spouses, but directors who elect to receive such coverage are charged a premium that is equal to the COBRA rates associated with our insurance plan. As such, we consider the ability to participate in this coverage to be non-compensatory.

The following table reports compensation earned by or paid to our non-employee directors during 2012.

Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Total ($)
Thomas L. Aller	97,625	150,055	—	247,680
D. Sherwin Artus	76,719	150,055	—	226,774
Thomas P. Briggs	108,458	165,024	—	273,482
Philip E. Doty	108,667	175,044	—	283,711
William N. Hahne	103,167	165,024	—	268,191
Allan R. Larson	77,667	150,055	—	227,722

(1)	Mr. Volker, our Chief Executive Officer, is not included in this table as he is an employee of ours and receives no separate compensation for his services as a director. The compensation received by Mr. Volker as an employee is shown below under “Executive Compensation — Summary Compensation Table.”
(2)	Reflects the full grant date fair value of restricted stock awards granted in 2012 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in note 8 to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2013. In 2012, Messrs. Aller, Artus, Briggs, Doty, Hahne and Larson were respectively awarded 3,729, 3,729, 4,101, 4,350, 4,101 and 3,729 restricted shares of our common stock. The aggregate number of unvested restricted stock awards outstanding at the end of 2012 for Messrs. Aller, Artus, Briggs, Doty, Hahne and Larson were 5,845, 5,845, 6,493, 6,453, 6,493 and 5,185, respectively.
(3)	Mr. Artus receives payments under our Production Participation Plan not for director services but with respect to his vested plan interests relating to his prior employment with us from 1989 to 2006. For 2012, Mr. Artus was paid $468,643 under the Production Participation Plan.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines to further align the interests of our directors with the interests of our stockholders and to promote our commitment to sound corporate governance. Non-employee directors are required to hold shares of our common stock with a value equal to two times the amount of the annual retainer paid to outside directors for service on the Board (excluding additional committee retainers, if any). Non-employee directors are required to achieve the applicable level of ownership within two years of the later of the date these guidelines were adopted or the date the person first became a non-employee member of the Board. Shares that count towards satisfaction of the guidelines include: (i) shares owned outright by the director, and (ii) shares held in trust for the benefit of the director. Unexercised and/or unvested equity awards do not count towards satisfaction of the guidelines. The value of a share will be measured on January 1st of each year as the average month end closing price for the 12 months preceding the date of calculation. All of the non-employee directors currently own a sufficient number of shares of our common stock to satisfy the guidelines.

PRINCIPAL STOCKHOLDERS

Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership by persons known to us to own more than 5% of our outstanding common stock as of March 12, 2013. The beneficial ownership information set forth below has been reported in filings made by the beneficial owners with the Securities and Exchange Commission.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Voting Power		Investment Power			Percent of Class
	Sole	Shared	Sole	Shared	Aggregate
BlackRock, Inc.	11,369,425	—	11,369,425	—	11,369,425	9.7%
40 East 52nd Street
New York City, NY 10022

Management and Directors

The following table sets forth information regarding the beneficial ownership of our common stock as of March 12, 2013 by: (i) each director and nominee; (ii) each of the named executive officers in the Summary Compensation Table set forth below; and (iii) all of the directors, nominees and executive officers (including the named executive officers in the Summary Compensation Table) as a group. Each of the holders listed below has sole voting and investment power over the shares beneficially owned. None of the holders listed below have pledged as security any of the shares beneficially owned.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned
James J. Volker	643,431	(1)	*
Thomas L. Aller	26,030		*
D. Sherwin Artus	53,617	(2)	*
Thomas P. Briggs	20,564	(3)	*
Philip E. Doty	11,503	(4)	*
William N. Hahne	24,340		*
Allan R. Larson	6,987	(5)	*
Michael B. Walen	0		0
Michael J. Stevens	276,348	(1)	*
James T. Brown	339,398	(1)	*
Mark R. Williams	175,066	(1)	*
J. Douglas Lang	99,017	(1)	*
All directors, nominees and executive officers as a group (17 persons)	2,045,800	(1)	1.7%

*	Denotes less than 1%.
(1)	Amounts include 341,980 shares for Mr. Volker, 137,580 shares for Mr. Stevens, 178,852 shares for Mr. Brown, 106,010 shares for Mr. Williams and 61,734 shares for Mr. Lang and 203,164 shares for our executive officers (including the named executive officers in the Summary Compensation Table) as a group that have current voting rights and vest based on performance criteria, which makes vesting uncertain and does not require reporting of these shares to the Securities and Exchange Commission as being beneficially owned pursuant to Section 16(a) of the Securities Exchange Act of 1934 until such shares vest. Amounts also include options to acquire shares of our common stock that were exercisable within 60 days after March 12, 2013 as follows: 191,720 shares for Mr. Volker, 65,714 shares for Mr. Stevens, 47,858 shares for Mr. Brown, 8,873 shares for Mr. Williams and 5,305 shares for Mr. Lang.

(2)	Includes 1,000 shares held by Mr. Artus’s spouse. Mr. Artus disclaims beneficial ownership of those 1,000 shares.
(3)	Includes 880 shares held by Mr. Briggs’ spouse. Mr. Briggs disclaims beneficial ownership of those 880 shares.
(4)	Includes 1,000 shares held by Mr. Doty’s spouse. Mr. Doty disclaims beneficial ownership of those 1,000 shares.
(5)	Includes 1,600 shares held by a Family Trust. Mr. Larson disclaims beneficial ownership of those 1,600 shares.

APPROVAL OF WHITING PETROLEUM CORPORATION 2013 EQUITY INCENTIVE PLAN

Summary of Proposal

Our Board is seeking stockholder approval of the Whiting Petroleum Corporation 2013 Equity Incentive Plan (the “Equity Plan”), including the authority to issue 5,300,000 shares of our common stock under the Equity Plan. A copy of the Equity Plan is attached to this proxy statement as Annex A.

As we describe in the Compensation Discussion and Analysis, long-term performance incentives, consisting of restricted stock and stock options, are important components of our overall compensation program. Awards of restricted stock and stock options encourage our executive officers to have an ownership mentality and align their interests with stockholder interests by having a continuing stake in the success of our company and the long-term value appreciation in our common stock. In particular, the performance-based restricted stock encourages our executive officers to continue performance that results in stock appreciation above rates experienced by our peer group and the stock options reward the option holders only to the extent that our common stock price appreciates above the grant date price.

Background and Effect on Prior Plan

We currently deliver our long-term performance incentives under our 2003 Equity Incentive Plan (the “Prior Plan”). As of December 31, 2012, there were 227,046 shares remaining under the Prior Plan. Our three-year average burn rate is approximately 0.62% when calculated by dividing the total number of stock options and full-value shares granted in any given year by the number of shares of common stock outstanding. The number of equity awards used in the burn rate calculation is not discounted by cancelled or forfeited options or shares acquired or retained by us. If stockholders approve the Equity Plan, in the future we intend to deliver our long-term performance incentives under the Equity Plan. Accordingly, the Prior Plan will terminate on the date of stockholder approval, and no new awards will be granted under the Prior Plan after its termination date. The Prior Plan will, however, continue to govern awards outstanding as of the date of its termination and such awards shall continue in force and effect until fully distributed or terminated pursuant to their terms.

Authorized Shares and Stock Price

Our certificate of incorporation authorizes the issuance of 300,000,000 shares of common stock. There were 119,389,608 shares of our common stock issued and outstanding as of March 12, 2013, and the market value of a share of our common stock as of that date was $50.50.

Summary of the Terms of the Incentive Plan

The following is a summary of the material provisions of the Equity Plan. This summary is qualified in its entirety by reference to the full and complete text of the Equity Plan. Any inconsistencies between this summary and the text of the Equity Plan will be governed by the text of the Equity Plan.

Purpose

The purpose of the Equity Plan is to promote our best interests and the best interests of our stockholders by providing our key employees and non-employee directors with an opportunity to acquire a proprietary interest in our company, receive monetary payments based on the value of our shares or receive other incentive compensation. The Equity Plan is intended to promote continuity of management and to provide increased incentive and personal interest in the welfare of our company by those key employees who are primarily responsible for shaping and carrying out our long-range plans and securing our continued growth and financial success. In addition, by encouraging stock ownership by directors who are not our employees or employees of our affiliates, we seek to attract and retain on the Board persons of exceptional competence and to provide further incentive to serve as a director of our company.

Administration and Eligibility

The Equity Plan is required to be administered by a committee of the Board consisting of not less than two directors, each of whom will be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Code. The Compensation Committee has been designated as the current administrator of the Equity Plan, which we refer to in this section as the “Committee.” Among other functions, the Committee has the authority to select key employees and non-employee directors of our company and its affiliates to be participants under the Equity Plan; to determine the types of awards to be granted to participants and the number of shares covered by or the amount of cash to be earned pursuant to such awards; to set the terms and conditions of such awards; to determine whether, to what extent and when awards may be settled in cash or shares; to determine whether, to what extent and when cash, shares and other awards may be deferred; and to establish, amend or waive rules for the administration of the Equity Plan.

Any of our or our affiliates’ key employees, including executive officers or employee-directors, are eligible to be granted awards by the Committee under the Equity Plan. Key employees are defined as any of our or our affiliates’ officers or other key employees who are responsible for or contribute to the management, growth or profitability of our business or the business of our affiliates, as determined by the Committee. As of December 31, 2012, approximately 829 employees were eligible to participate in the Equity Plan. Our non-employee directors are also eligible to participate in the Equity Plan.

Awards Under the Equity Plan; Available Shares

The Equity Plan authorizes the Committee to grant to key employees:

•	stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Code or non-qualified stock options;

•	stock appreciation rights;

•	restricted stock;

•	restricted stock units;

•	performance shares and performance units; and

•	annual incentive awards and long-term incentive awards.

The Committee may grant non-qualified stock options, stock appreciation rights, restricted stock and restricted stock units to non-employee directors.

If stockholders approve the Equity Plan, 5,300,000 shares of our common stock will be available for issuance under awards granted under the Equity Plan. All of the shares may be issued pursuant to the exercise of incentive stock options. If (1) an award lapses, expires, terminates or is cancelled without the issuance of shares under, or the payment of other compensation with respect to shares covered by, the award, (2) it is determined during or at the conclusion of the term of an award that all or some portion of the shares with respect to which the award was granted will not be issuable, or that other compensation with respect to the shares covered by the award will not be payable, on the basis that the conditions for such issuance will not be satisfied, (3) shares are forfeited under an award or (4) shares are issued under any award and we subsequently reacquire them pursuant to rights reserved upon the issuance of the shares, then the shares will be recredited to the Equity Plan’s reserve and may again be used for new awards under the Equity Plan, but shares recredited to the Equity Plan’s reserve pursuant to clause (4) may not be issued pursuant to incentive stock options. However, in no event may the following shares be recredited to reserve: shares tendered in payment of the exercise price of an option; shares withheld to satisfy federal, state or local tax withholding obligations; and shares purchased by us using proceeds from option exercises.

If, after the termination date of the Prior Plan, any shares subject to awards granted under the Prior Plan would again become available for new grants under the terms of the plan if such plan were still in effect (taking into account such plan’s provisions concerning termination or expiration), then those shares will be available for the purpose of granting awards under the Equity Plan, thereby increasing the number of shares available for issuance under the Equity Plan. Any such shares will not be available for future awards under the terms of the Prior Plan.

Any shares delivered pursuant to an award may be either authorized and unissued shares of common stock or treasury shares.

Terms of Awards

Performance Goals

The Committee may make any of the awards under the Equity Plan subject to achievement of performance goals and has the discretion to choose among the selected performance goals. Under the terms of the Equity Plan, the Committee may select from the following performance goals:

•	return on equity,

•	return on investment,

•	return on net assets,

•	return on revenues,

•	operating income,

•	performance value added,

•	pre-tax profits,

•	net income,

•	net earnings per share,

•	working capital as a percent of net sales,

•	net cash provided by operating activities,

•	market price per share of common stock,

•	market price per share of common stock in comparison with peers,

•	total stockholder return,

•	cash flow or cash flow per share,

•	reserve value or reserve value per share,

•	net asset value or net asset value per share,

•	production volumes,

•	reserve addition, and

•	finding and development costs.

As to each performance goal, the relevant measurement of performance will be computed in accordance with generally accepted accounting principles, if applicable, unless otherwise determined by the Committee at the time of granting the award. The Committee may, at the time of establishing the performance goal or at the time of measuring performance, exclude the effects of excluded items specified in the Equity Plan; provided that with respect to any award intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), such exclusions shall be made only to the extent consistent with Section 162(m) of the Code. The Committee may also provide for other adjustments to performance goals in the award agreement or plan document evidencing any award at the time the award is granted, except that, with respect to any award intended to qualify as performance-based compensation under Section 162(m) of the Code, such adjustment may be made only to the extent consistent with Section 162(m) of the Code. Where applicable, the performance goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

Options

The Committee may grant non-qualified stock options to non-employee directors and non-qualified stock options and incentive stock options to key employees, provided that no individual key employee may be granted, during any calendar year, options to purchase in excess of 600,000 shares of common stock under the Equity Plan (subject to adjustment as described below). The Committee will determine the exercise price per share of common stock subject to options granted under the Equity Plan, provided that the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. The term of any option granted under the Equity Plan will be determined by the Committee, provided that the term of any option may not exceed ten years from the date of its grant. Options granted under the Equity Plan will become exercisable in the manner, at the times and in the amounts determined by the Committee. Participants may exercise options by payment in full of the exercise price, at the discretion of the Committee, in cash or by tendering shares of common stock or other consideration having a fair market value on the date of exercise equal to the option exercise price. All incentive stock options granted under the Equity Plan must comply with Section 422 of the Code.

Stock Appreciation Rights

The Committee may grant stock appreciation rights to key employees and non-employee directors, provided that no individual key employee may be granted, during any calendar year, stock appreciation rights under the Equity Plan with respect to more than 600,000 shares of common stock (subject to adjustment as described below). A stock appreciation right granted under the Equity Plan will confer on the holder a right to receive, upon exercise of the stock appreciation right, the excess of the fair market value of one share of common stock on the date of exercise over the grant price of the stock appreciation right as specified by the Committee. The grant price of a stock appreciation right under the Equity Plan may not be less than 100% of the fair market value of a share of common stock on the date of grant. At the time of grant, the Committee will determine the term of any stock appreciation right granted under the Equity Plan, provided that the term may not exceed ten years from the date of grant. The Committee will also determine the price, term, methods of exercise, methods of settlement (including whether the holder of a stock appreciation right will be paid in cash, shares of common stock or other consideration), and any other terms and conditions of any stock appreciation right granted under the Equity Plan.

Restricted Stock

The Committee may grant shares of restricted stock to key employees and non-employee directors, provided that no key employee may be granted, during any calendar year, more than 300,000 shares of restricted stock (subject to adjustment as described below). Shares of restricted stock granted to key employees and non-employee directors under the Equity Plan will be subject to such restrictions as the Committee may impose, including any limitation on the right to vote the shares or receive dividends on the shares. The restrictions imposed on the shares may lapse separately or in combination at the times and in the amounts as the Committee determines. Except as otherwise determined by the Committee, upon termination of a key employee’s employment or a non-employee director’s service for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be forfeited by the key employee or non-employee director.

Restricted Stock Units

The Committee may grant restricted stock units to key employees and non-employee directors, provided that no key employee, during any calendar year, may be granted more than 300,000 restricted stock units (subject to adjustment as described below). Restricted stock units granted to key employees and non-employee directors under the Equity Plan will be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at the times and in the amounts as the Committee determines. Except as otherwise determined by the Committee, upon termination of a key employee’s employment or a non-employee director’s service for any reason during the applicable restriction period, all unvested restricted stock units will be forfeited by the key employee or non-employee director.

Performance Shares and Performance Units

The Committee may grant performance shares and/or performance units to key employees, provided that no key employee may receive, during any calendar year, more than 300,000 performance shares, more than 300,000 performance units the value of which is based on the fair market value of a share of our common stock, or performance units the value of which is not based on the fair market value of a share of our common stock that would pay more than $3,000,000, under the Equity Plan (subject to adjustment as described below). The Committee will determine and/or select the applicable performance period, the performance goals (and the performance levels related to these goals) to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance level for any performance goal and, if applicable, the relative percentage weighting given to each of the selected performance goals, the restrictions applicable to shares of restricted stock or restricted stock units received upon payment of performance shares or performance units if payment is made in such manner, and any other terms, conditions and rights relating to the grant of performance shares or performance units.

Following completion of the applicable performance period, payment on performance shares and/or performance units granted to and earned by key employees will be made in shares of common stock (which, at the discretion of the Committee, may be shares of restricted stock), cash or restricted stock units with an aggregate fair market value equal to the value of the earned performance shares and/or performance units at the close of the applicable performance period. Key employees will have no voting rights with respect to the performance shares or the shares underlying performance units held by them during the applicable performance period.

Annual and Long-Term Incentive Awards

The Committee may grant annual or long-term incentive awards to key employees, provided that no key employee may receive, during any calendar year, an annual incentive award that would pay more than $3,000,000 or a long-term incentive award that would pay more than $6,000,000 under the Equity Plan. The Committee determines all terms and conditions of such awards, including the performance goals, performance period, potential amount payable and timing of payment; but the Committee must require that payment of at least a portion of the amount subject to the award is contingent on the achievement of one or more performance goals during a specified period and the performance period relate to a period of one fiscal year of our company (except where the award is made to a newly hired or promoted individual) for an annual incentive award and a period of more than one fiscal year of our company for a long-term incentive award. Annual and long-term incentive awards are payable in cash.

Adjustments and Change in Control Provisions

If (i) we are involved in a merger or other transaction in which shares of our common stock are changed or exchanged; (ii) we subdivide or combine the shares of our common stock or we declare a dividend payable in shares of our common stock, other securities or other property; (iii) we effect a cash dividend the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of our common stock at the time the dividend is declared, or we effect any other dividend or other distribution on our common stock in the form of cash, or a repurchase of shares of our common stock, that the Board determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving the shares of our common stock; or (iv) any other event occurs that, in the judgment of the Committee, necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Equity Plan, then the Committee will adjust as applicable (a) the number and type of shares of our common stock subject to the Equity Plan, and which may after the event be made the subject of awards; (b) the number and type of shares of our common stock subject to outstanding awards; (c) the grant, purchase, or exercise price with respect to any award; and (d) to the extent such discretion does not cause an award that is intended to qualify as performance-based compensation under Section 162(m) of the Code to lose its status as such, the performance goals of an award.

If the Committee deems appropriate, it may provide for a cash payment to the holder of an outstanding award in exchange for cancellation of some or all of the award (without the consent of the holder of the award) effective at such time as the Committee specifies (which may be the time such transaction or event is effective) or in lieu of any or all of the foregoing adjustments; except that no adjustment will be made with respect to awards of incentive stock options to the extent that such adjustment would cause the Equity Plan to violate Section 422(b) of the Code; and the number of shares of common stock subject to any award payable or denominated in shares of our common stock will always be a whole number. In the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, the Committee may substitute, on an equitable basis as the Committee determines, for each share then subject to an award and the shares subject to the Equity Plan (if the Equity Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of shares are or will be entitled in respect of each share pursuant to the transaction. In the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the shares of our common stock (including a reverse stock split), if no action is taken by the Committee, adjustments that are proportionate will automatically occur as of the date of the stock dividend or subdivision or combination.

In order to preserve a participant’s rights under an award in the event of a change in control, the Committee in its discretion may, at the time an award is granted or at anytime thereafter, take one or more of the following actions with respect to a change in control: (i) provide for the acceleration of any time period relating to the award or the exercise of the award in connection with a change in control; (ii) provide for the cancellation of the award upon or immediately prior to the change in control in exchange for an amount of cash or other property equal to the value of the award or the value that could have been received upon the exercise of the award had the award then been vested and/or exercisable; (iii) adjust the terms of the award in the manner determined by the Committee to be appropriate to reflect the change in control; (iv) cause the award to be assumed, or new right substituted therefor, by another entity; or (v) make such other provision as the Committee may consider equitable and in the best interests of our company in connection with a change in control.

For purposes of the Equity Plan, a “change in control” is defined in the restricted stock agreements to mean:

•	any person, with certain exceptions, is or becomes the beneficial owner of our securities representing at least 20% of the combined voting power of our outstanding voting securities;

•

one-third or more of the members of our Board who were directors on the grant date for the restricted stock, and any successor of those directors who is recommended by a majority of such directors, are not continuing directors;

•

any consolidation or merger is consummated in which we are not the surviving corporation or pursuant in which our common stock is converted into cash, with certain exceptions, or we sell substantially all of our assets; or

•	our company is liquidated or dissolved.

Limits on Transferability

Except as otherwise provided by the Committee, no award granted under the Equity Plan (other than an award of restricted stock on which the restrictions have lapsed or an award of restricted stock units which have vested) may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Except as otherwise provided by the Committee, each award will be exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardian or legal representative.

Dividend Equivalents

In addition to awards granted under the Equity Plan, the Committee may grant dividend equivalents to key employees and non-employee directors, entitling the participants to receive cash equal to cash dividends paid with respect to a specified number of shares of common stock. Dividend equivalents may only be granted in connection with “full value” awards granted to key employees or non-employee directors under the Equity Plan. For this purpose, a “full-value” award includes restricted stock, restricted stock units, performance shares, performance units (valued in relation to a share) and any other similar award under which the value of the award is measured as a full value of a share, rather than the increase in the value of a share.

No Repricing or Backdating of Options or Stock Appreciation Rights

Except for certain adjustments discussed above, neither the Committee nor any other person may decrease the exercise or grant price for any outstanding option or stock appreciation right after the date of grant, cancel an outstanding option or stock appreciation right in exchange for cash or other awards (other than cash or other awards with a value equal to the excess of the fair market value of the shares subject to such option or stock appreciation right at the time of cancellation over the exercise or grant price for such shares) or allow a participant to surrender an outstanding option or stock appreciation right as consideration for the grant of a new option or stock appreciation right with a lower exercise price. In addition, the Committee may not make a grant of an option or stock appreciation right with a grant date that is effective prior to the date the Committee takes action to approve such award.

Amendment and Termination

Except as otherwise provided in the Equity Plan, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Equity Plan. Approval by the Board will be required for any such action to the extent we determine such approval is required by: (i) prior action of the Board, (ii) applicable corporate law, or (iii) any other applicable law. Stockholder approval of any amendment of the Equity Plan will also be obtained to the extent we determine such approval is required by: (i) Section 16 of the Securities and Exchange Act of 1934, (ii) the Code, (iii) the listing requirements of any principal securities exchange or market on which the shares are then traded, or (iv) any other applicable law. Stockholder approval is also required for any of the following Equity Plan amendments: (i) an amendment to materially increase any number of shares or limits specified in the Equity Plan (except as contemplated by the adjustment provisions of the Equity Plan), (ii) an amendment to expand the group of individuals that may become participants, or (iii) an amendment that would diminish the protections afforded by the anti-repricing and anti-backdating provisions of the Equity Plan or that would materially change the minimum vesting and performance requirements of an award as required in the Equity Plan.

Termination of the Equity Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the Equity Plan except as they may lapse or be terminated by their own terms and conditions.

The Committee may modify, amend or cancel any award, or waive any restrictions or conditions applicable to any award or the exercise of the award, under the Equity Plan, except that any modification or amendment that materially diminishes the rights of a participant and any cancellation of an award is effective only if agreed to by the participant or any other person with an interest in the award. The Committee need not, however, obtain consent for the adjustment or cancellation under the circumstances described in the preceding paragraph or for the modification of an award to the extent it deems necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the shares of our common stock are then traded, or to preserve favorable accounting or tax treatment of any award for our company. Notwithstanding the foregoing, unless determined otherwise by the Committee, any such amendment must be made in a manner that will enable an award intended to be exempt from Section 409A of the Code to continue to be so exempt, or to enable an award intended to comply with Section 409A to continue to so comply.

Recoupment

Any awards granted under the Equity Plan, and any shares issued or cash paid pursuant to an award, will be subject to (i) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by us from time to time (to the extent contemplated by such policies) and (ii) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to us from time to time (to the extent contemplated by such requirements).

Withholding

Not later than the date as of which tax withholding is first required with respect to any award under the Equity Plan, a key employee will be required to pay to the company, or make arrangements satisfactory to the company regarding the payment of, any federal, state, local or foreign taxes required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to awards under the Equity Plan may be settled with shares of common stock (other than shares of restricted stock), including shares that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. Our obligations under the Equity Plan are conditional on such payment or arrangements, and we and any affiliate will, to the extent permitted by law, have the right to deduct any taxes from any payment otherwise due to the key employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of common stock.

Certain Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the Equity Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Equity Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options

The grant of a stock option under the Equity Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right under the Equity Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of our common stock, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the Equity Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the Equity Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Annual and Long-Term Incentive Awards

A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will be entitled to a corresponding income tax deduction.

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or common stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) of the Code limits the deduction we can take for compensation we pay to our Chief Executive Officer and our three other highest paid officers other than our Chief Financial Officer (determined as of the end of each year) to $1 million per year per individual. However, performance-based compensation that meets the requirements of Section 162(m) does not have to be included as part of the $1 million limit, and the Equity Plan includes terms intended to enable us to make awards that qualify as performance-based compensation. We reserve the right, however, to make awards that do not comply with Section 162(m) of the Code.

Code Section 409A

Awards under the Equity Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. If such awards do not comply with the requirements of Section 409A, holders of the awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. We have sought to structure the Equity Plan and awards under the Equity Plan to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A. To the extent that we determine that any award granted under the Equity Plan is subject to Section 409A, the award agreement evidencing such award will generally incorporate the terms and conditions required by Section 409A. The Equity Plan also incorporates the provisions of Section 409A by reference to the extent necessary for any award subject to Section 409A to comply with Section 409A. The Equity Plan and any applicable awards may be modified to exempt the awards from Section 409A or comply with the requirements of Section 409A.

Other Considerations

Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by us and are subject to an excise tax of 20% payable by the participant.

Future Plan Benefits

Our Committee annually determines the benefits or amounts that will be received by or allocated to key employees and periodically reviews the director compensation schedule to determine the benefits or amounts to be received by or allocated to our directors. Accordingly, such benefits and amounts in the future are not currently determinable.

Equity Compensation Plan Information

The following table sets forth information with respect to compensation plans under which equity securities of Whiting Petroleum Corporation are authorized for issuance as of December 31, 2012.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders(1)	422,694	$28.79	1,178,072	(2)

Equity compensation plans not approved by shareholders	—	—	—

Total	422,694	$28.79	1,178,072	(2)

(1)	Includes only the Whiting Petroleum Corporation 2003 Equity Incentive Plan.
(2)	Excludes 951,026 shares of restricted common stock previously issued for which the restrictions have not lapsed. Accordingly, as of December 31, 2012, there were only 227,046 shares remaining under the Whiting Petroleum Corporation 2003 Equity Incentive Plan. If Stockholders approve the Whiting Petroleum Corporation 2013 Equity Incentive Plan at the Annual Meeting, then the Whiting Petroleum Corporation 2003 Equity Incentive Plan will terminate on the date of stockholder approval and no new awards will be granted under the Whiting Petroleum Corporation 2003 Equity Incentive Plan after its termination date.

Required Vote

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting (assuming a quorum is present) is required for approval of the Equity Plan. Consequently, broker non-votes will have no effect on the approval of the Equity Plan, but abstentions will act as a vote against approval of the Equity Plan. In the event the Equity Plan is not approved by our stockholders at the Annual Meeting, the Prior Plan will remain in full force and effect.

The Board recommends a vote FOR the approval of the Whiting Petroleum Corporation 2013 Equity Incentive Plan.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Compensation Program

We recognize the importance of maintaining sound principles for the development and administration of our compensation program. Our compensation program is designed to advance the following core principles:

•	support our business strategy of achieving meaningful growth in free cash flow, production of oil and natural gas and proved reserves of oil and natural gas; and

•	increase long-term value appreciation in our common stock.

In advancing these principles, the objectives of our compensation program, including the compensation of our named executive officers, are to attract and retain highly qualified and experienced employees, motivate them to achieve and advance, and reward them for outstanding performance. Our Compensation Committee evaluates the performance of our named executive officers based on a selection of six performance factors enumerated below and various modifying factors, which our Compensation Committee considers as the most important measurements of the performance for our company (see “Role of our Compensation Committee, Named Executive Officers and Compensation Consultants”).

What Compensation Program Is Designed to Reward, Recognize and Encourage

We have designed our compensation program to provide rewards for individual performance and corporate results and to encourage an ownership mentality among our executives and other key employees.

Elements of Compensation/Why We Chose Each/How Each Relates to Objectives

The Compensation Committee focuses on the total compensation of the named executive officers, but also approves the amounts of all individual components of total compensation, including equity awards and Production Participation Plan awards for all executive officers consistent with its responsibility for oversight of the 2003 Equity Incentive Plan, the 2013 Equity Incentive Plan (if approved by stockholders at the Annual Meeting) and the Production Participation Plan. The principal elements of compensation for our named executive officers are:

•	long-term performance incentives in the Equity Incentive Plan;

•	short-term and long-term performance incentives in the Production Participation Plan;

•	base salaries; and

•	401(k) retirement savings plan and other benefits.

In assessing total compensation, our objective is to be competitive with industry compensation while considering individual and company performance. Peer group and industry survey data provided by our compensation consultant is considered in setting and evaluating compensation, but since the data is usually not current, it is not the only consideration. The Compensation Committee’s objective is that total executive compensation be competitive with peer group compensation for like positions if company and individual performance meet predetermined standards. Subject to overall company performance, the Compensation Committee believes that compensation within the 50th-75th percentile of its peer group of companies is competitive. The companies comprising our peer group are identified below under “Role of Our Compensation Committee, Named Executive Officers and Compensation Consultants.” All references to “peer groups” in this “Compensation Discussion and Analysis” are to these companies.

Production Participation Plan

All employees, including our named executive officers, participate in our Production Participation Plan. This is a relatively unique plan, which we chose because it combines performance-based elements related to maximizing oil and gas production and prices and to minimizing lease operating expenses, and annual bonuses in one plan. The Production Participation Plan gives each of our employees a direct participation in the results of our acquisition of, successful exploration for and development of proved reserves. Production of those reserves provides shared benefits to stockholders and employees. Achieving the best economic results from acquisition, exploration, development, and production is a complimentary goal for both us and our employees.

Each year, our Compensation Committee allocates to the Production Participation Plan (but does not legally convey) an interest in production income (defined as gross revenues less taxes (other than income taxes), royalties and direct lease operating expenses) from oil and natural gas wells acquired or developed during the year. The amount of the interest is in the discretion of the Compensation Committee, and has historically ranged from 2% to 5% of the production income. The Compensation Committee also allocates the interests held by the Production Participation Plan among individual plan participants in its discretion. Once allocated to plan participants, the interests are fixed as to that plan year. While employed, each employee is paid annually in cash his or her full interest in applicable current production income. The Production Participation Plan provides for continued post-employment participation through permanent vesting in the future production income of the Production Participation Plan at the rate of 20% per year as to every plan year. Also, employees fully vest in all plan years at the age of 62 or upon death or disability, and full vesting is accelerated in the event we voluntarily terminate the Production Participation Plan or in the event of a change in control of our company. This provides important retention incentives to all employees and a long-term, career orientation. Upon termination of employment, employees retain their vested interests in the Production Participation Plan. For plan years prior to 2004, forfeitures of unvested interests due to termination of employment are re-allocated among other plan participants. For plan years after 2003, forfeitures revert to our company.

We have a Production Participation Plan Credit Service Agreement with our Chief Executive Officer, Mr. Volker, the purpose of which is to provide credit to him under the Production Participation Plan for services he rendered to us as a consultant from March 1993 to August 2000 as if he would have been a participant in the Production Participation Plan during such time period. We entered into this arrangement with Mr. Volker to induce him to become an officer of our company. We also have a Production Participation Plan Supplemental Agreement with our Vice President, Reservoir Engineering/Acquisitions, Mr. Lang, the purpose of which is to provide him an annual cash payment in addition to his Production Participation Plan participant entitlement to ensure that he receives a total payment equal to the average of the Production Participation Plan payments to our Chief Financial Officer and Senior Vice President/Chief Operating Officer. We entered into this arrangement with Mr. Lang to retain his services as an officer of our company. The Production Participation Plan Supplemental Agreement also provides that upon a change in control of our company or a voluntary termination of the Production Participation Plan, we will make a cash payment to Mr. Lang to ensure that his distribution is equal to the average of the Production Participation Plan distributions to our Chief Financial Officer and Senior Vice President/Chief Operating Officer. Both of these agreements were negotiated with Messrs. Volker and Lang at the time of their employment with us to give recognition to their prior experience in the oil and gas industry in addition to the individual purposes described above. See note 2 to the Summary Compensation Table and “Potential Payments Upon Termination or Change of Control — Production Participation Plan”.

Annual Production Participation Plan distributions will increase or decrease depending upon the quantities of oil and natural gas we produce, prices we realize and direct production costs we incur. As a result, these distributions are directly linked to our corporate operating performance.

2003 Equity Incentive Plan

Our 2003 Equity Incentive Plan provides long-term equity-based incentive compensation to our directors, named executive officers and other key employees. Although the Equity Incentive Plan provides for the grant of several forms of equity-based awards, including restricted stock, stock options, and stock appreciation rights, we have limited our awards to restricted stock and stock options. Our Compensation Committee formulates our restricted stock and stock option awards on an annual basis in conjunction with other compensation decisions at its January or February meeting.

In 2012, we made grants of restricted stock to our named executive officers that will vest based on achieving a performance objective. In 2012, that objective was the performance (whether positive or negative) of the price per share of the company’s common stock for the period from December 31, 2011 to each of the fiscal year ends preceding the first three anniversaries of the grant date, exceeds the performance (whether positive or negative) of the average price per share of common stock of the peer group of companies described in the report of the Compensation Committee’s independent compensation consultant and identified below under “Role of Our Compensation Committee, Named Executive Officers and Compensation Consultants.” Performance for this purpose is measured by the percentage change in the value of our common stock per share as compared to the average percentage change of the values per share of the peer companies.

In 2012, we awarded stock options to our named executive officers. Such stock options vest in equal annual increments over three years from the date of grant contingent on continued employment through the applicable vesting date. The stock options have a ten year term and the exercise price is the fair market value of a share of common stock on the date of grant.

Awards of restricted stock and stock options encourage our executive officers to have an ownership mentality and align their interests with stockholder interests by having a continuing stake in the success of our company and the long-term value appreciation in our common stock. In particular, the performance-based restricted stock encourages our executive officers to continue performance that results in stock appreciation above rates experienced by our peer group.

Base Salaries

We maintain base salaries for our executive officers to recognize their qualifications, experience and responsibilities as well as their unique value and historical contributions to us. The Compensation Committee reviews, evaluates and sets the base salaries for the named executive officers. Base salaries continue to be important in attracting and retaining executive officers and other employees and in motivating them to aspire to and accept enlarged responsibilities and opportunities for advancement. We do not consider base salaries part of executives’ performance-based compensation because the amounts of the salaries are fixed, but, in setting the amount of individual executive officers’ base salaries, the Compensation Committee does consider the individuals’ performance as measured by individual performance appraisals prepared by the chief executive officer and reviewed with each executive officer and by the Compensation Committee for named executive officers other than the chief executive officer and performance evaluations conducted by the Compensation Committee in the case of the chief executive officer. Consistent with most of our peer companies, base salaries represent less than 20% of total compensation for our named executive officers.

401(k) Plan

We maintain a 401(k) retirement savings plan for all salaried employees including our executive officers. Historically, the Compensation Committee has made an annual determination as to the company matching contribution to the 401(k) plan, and has matched 100% of the first 7.5% of compensation contributed by our participating employees including our executive officers. Commencing January 1, 2012, the Compensation Committee determined that such company matching contribution will be made on a per-pay-period basis. These matching contributions vest to participants in equal increments over the first five years of employment.

Other Benefits

We provide all employees on an equal basis with medical, dental, vision, life and disability insurance coverage. We also provide customary vacation and paid holidays to all employees, including the named executive officers. We limit the perquisites that we make available to our named executive officers to only a few negligible benefits (totaling less than $10,000 in cost for each named executive officer in 2012) that are not available to all our employees.

How We Chose Amounts for Each Element

Our Compensation Committee monitors our executive compensation elements, both individually and collectively, based primarily on judgments as to what is appropriate under our circumstances as well as individual circumstances. We believe that awards to our executive officers under our Production Participation Plan and Equity Incentive Plan should be aligned with the interests of our stockholders and we therefore have sought to structure the awards to reward performance. Compensation of executives in similar positions to our executive officers in our peer group of companies is reviewed and considered by the Compensation Committee but not targeted. We allocate a significant percentage of total compensation to incentives in support of the core principles mentioned above. There is no pre-established policy or target for allocation between cash and non-cash or between short-term and long-term incentive compensation.

Performance Factors

The Compensation Committee has developed, and the Board has ratified, six performance factors and a group of modifying factors which have become the basis for evaluating the total compensation of our executive officers. Although we may choose to modify the performance factors in the future, we believe that these six performance factors are currently the most important measurements of the overall performance of our company and its executive officers. In arriving at the 2012 awards under the Production Participation Plan and the Equity Incentive Plan, the Compensation Committee evaluated each of the following six performance factors for 2011:

•	Net asset value per share (on an estimated basis including proved, probable and possible reserves discounted at 15%, and using prior year commodity prices)

•

Annual stock price appreciation compared to that of the average of the changes in the common stock prices of the peer group of companies identified below under “Role of Our Compensation Committee, Named Executive Officers and Compensation Consultants”

•	Production change per share

•	Finding and development costs

•	Adjusted earnings per share

•	Discretionary cash flow per share

The modifying factors also to be considered are:

•	Acquisitions

•	Increase in acreage inventory

•	Additions to probable and possible reserves

•	Other financial factors

•	Overall strengthening of our balance sheet

For 2012, we believe that the 2011 results measured for these performance factors were better than our peers and had an impact on the Compensation Committee’s evaluation of total compensation, however, we purposely avoided a formulaic approach in order to retain maximum flexibility and judgment. We considered the following results:

•	Estimated net asset value per share remained essentially the same as 2010

•	While stock price declined approximately 20% compared to 2010, over a three-year period it had increased 179% compared to an average of 79% for our peer group of companies

•	Production per share increased 5% over 2010

•	Finding and development costs were $25.65/boe compared to $10.95/boe for 2010, but still very competitive

•	Adjusted earnings per share increased by 44% over 2010

•	Discretionary cash flow per share increased 30% over 2010

In addition, in 2011 we initiated the process of the initial public offering of Whiting USA Trust II, increased proved reserves 13.4%, acquired substantial Williston Basin acreage at highly competitive prices, negotiated new oil and gas hedges and contracts, and recovered from extreme adverse weather conditions in North Dakota which severely impacted production in the first half of the year.

While we allocate a significant percentage of total compensation to incentives in support of the performance factors mentioned above, there is no pre-established policy or target for allocation between cash and non-cash or between short-term and long-term incentive compensation.

Production Participation Plan

Benefits received by our executive officers are derived during three important stages of the Production Participation Plan — award, vesting and annual payment — each with different factors ultimately driving amounts paid. Awards are made based on evaluations of company, team and individual performance. As previously discussed, annual awards time-vest over five years unless our executives reach age 62 at which time they become fully vested. Executives who resign or are terminated forfeit their unvested interests in the Production Participation Plan. Because each year adds future production income to the plan, Production Participation Plan benefits accumulate and payments received by executives during and after employment are significantly influenced by each executive’s length of service. In addition, because annual payments have a direct relationship to annual production income, the amounts are significantly influenced by oil and gas prices and the effectiveness with which we produce our oil and gas reserves.

Production Participation Plan awards in total and individual awards to our executives are at the discretion of our Compensation Committee. Historically, the annual Production Participation Plan award has ranged from a 2% to 5% interest in production income from oil and natural gas wells acquired or developed in that year. For plan year 2012, the Compensation Committee set the total Production Participation Plan award at 2.3% after consideration of the year’s drilling and activity level, of which 62.3% was allocated to our non-officer employees and 37.7% was allocated to our officer group (14.32% going to our named executive officers with 5.28% to Mr. Volker and 2.26% to each of the other four named executive officers).

The portion of the 2012 award allocated to non-officer employees was increased by approximately 3.35% (from 58.95% to 62.3%) over the portion allocated for 2011 in reflection of the contribution of all employees to the company’s success.

In establishing the total award and the executive participation therein, as discussed below, the Compensation Committee has purposely avoided a formulaic approach in order to retain maximum flexibility and judgment as to what it considers appropriate in the circumstances.

Regarding the allocation of the remaining 37.7% of the 2012 award to our officer group (including the 14.32% to our named executive officers), the Compensation Committee considered the performance factors enumerated above and determined the allocation as follows:

•

The officers were divided into three groups based on an evaluation of their job responsibilities and individual performance during 2012. The three groups were (1) the chief executive officer, (2) the senior executives and top performers (including the other named executive officers) and (3) the remaining executives.

•

The award level for each group is established based on relative job responsibilities and performance. Each person within each group received the same award. We intend this approach to reinforce the team concept within the executive group.

The Compensation Committee periodically reviews, for the total Production Participation Plan and for each named executive officer’s interest in the Production Participation Plan, the estimated present value of both vested and unvested benefits. In its review, the Compensation Committee also compares the increases in our long-term commitments under the Production Participation Plan with the growth in our stockholders’ equity and growth in our market capitalization (aggregate market value of our common stock), but retains full discretion to increase our long-term commitments under the Production Participation Plan even if there is no growth (or a decline) in our stockholders’ equity or market capitalization if it believes such an increase is in the best long-term interests of our company and our stockholders.

Restricted Stock Awards

The Compensation Committee believes that equity ownership is an important element of compensation to the named executive officers and other members of our management team, and believes that over time more of executive compensation should be equity-based rather than cash-based so as to better align executive compensation with stockholder return. Consistent with this belief, we have systematically increased the named executive officers’ ownership in our common stock. Our Compensation Committee makes grants of restricted stock each year at its January or February meeting. In 2012, Messrs. Volker, Stevens, Brown, Williams and Lang were awarded 121,392, 50,934, 63,837, 38,541, and 21,903 shares of restricted stock, respectively. The vesting of the restricted stock is 100% performance-based and the restricted stock will vest if the performance (whether positive or negative) of the price per share of the company’s common stock for the period from December 31, 2011 to each of the fiscal year ends preceding the first three anniversaries of the grant date exceeds the performance (whether positive or negative) of the average price per share of common stock of the peer group of companies identified by the Compensation Committee. See “Role of Our Compensation Committee, Named Executive Officers and Compensation Consultants” below for a listing of the peer group of companies. In establishing this performance objective, the Compensation Committee aligned this portion of executive compensation directly with stockholder return relative to our peer company group. To the extent all or a portion of the awards are not earned at the end of the three years, the portion of the awards not earned will be forfeited.

In making the 2012 awards, the Compensation Committee considered, in addition to the performance and other factors discussed above:

•	Total compensation awards for each employee compared to the same executive positions in a peer group of other companies, and

•	Equity-based awards of a peer group of other companies.

Stock Options

The Compensation Committee philosophy regarding stock options is similar to that stated above for restricted stock awards and similar performance and other factors were considered in making the 2012 stock option awards. Equity ownership aligns executive compensation with stockholder return and stock options reward the executive officers only to the extent that our common stock price appreciates above the grant date price. Our Compensation Committee made grants of stock options to certain of our named executive officers at its January 2012 meeting. Messrs. Volker, Stevens, Brown, Williams and Lang were awarded 18,352, 5,540, 9,695, 4,848, and 0 options to acquire an equal number of our common stock, respectively. Such options vest in equal annual increments over three years from the date of grant. The stock options have a ten year term and the exercise price for the stock options is the fair market value of a share of common stock on the date of grant which was $51.22. The Compensation Committee will consider whether stock options best align the management with Corporate goals on a year to year basis.

Base Salaries

Our Compensation Committee considers executive officer base salary levels annually as part of our performance appraisal process and establishes new salary levels effective as of the first of each year. The Compensation Committee normally establishes the appropriate base salary for Mr. Volker, our chief executive officer, and the other named executive officers. For 2012, the Compensation Committee approved salary increases for the named executive officers which averaged 20%. In establishing or approving executive officer base salaries, the Compensation Committee considers, in addition to the performance and other factors discussed previously, the following:

•	Company growth.

•

Individual responsibilities and performance compared to individual goals included in the annual performance appraisals of each named executive officer which were prepared by the chief executive officer and reviewed with the named executive officers and by the Compensation Committee for named executive officers other than the chief executive officer and performance evaluations conducted by the Compensation Committee in the case of the chief executive officer.

•	Successful implementation of budgeted programs and policies.

•	Competition for executive talent among oil and gas companies.

•	Base salaries provided to executives in similar positions in our peer group.

Chief Executive Officer Compensation Factors

Additional factors considered in establishing the Production Participation Plan allocation, restricted stock and stock option awards and salary compensation to our chief executive officer, Mr. Volker, in amounts greater than the other named executive officers included:

•	The magnitude of his responsibilities and the dedication and effectiveness with which he discharges them.

•	His skill in guiding our acquisition, exploration, development and production efforts.

•	His effectiveness in managing relationships with our executives, employees and directors and external relationships with bankers, investment bankers, analysts and others.

•	His strategic vision for our future, and his ability to plan and direct the implementation of that vision.

•	His effective leadership of the Company.

Mr. Volker is paid at a level of approximately two to three times the level of each of our other named executive officers. His higher levels of compensation in each of our elements of executive compensation reflect his higher levels of overall responsibility for the combined activities of our company compared to the other members of the executive team.

Changes in Compensation Program in 2013

At its meeting in January 2013, the Compensation Committee reviewed the company’s performance factor results for fiscal 2012 as part of its process of establishing compensation for 2013. Based on the six performance factors, company performance in 2012 again exceeded peer results. In addition, the Compensation Committee believes that there were additional accomplishments beyond the six performance factors where the company showed strong improvement in 2012. However, as a result of the overall level of performance in 2012, the total compensation increases made in 2013 are less than those that were made in 2012.

Role of Our Compensation Committee, Named Executive Officers and Compensation Consultants

Our Compensation Committee, which has overall responsibility for executive compensation, monitors our director and executive officer compensation and benefit plans, policies and programs to insure that they are consistent with our compensation philosophy and corporate governance guidelines. Subject to the approval of the independent directors of the Board, the Compensation Committee makes annual Production Participation Plan and equity awards to our named executive officers.

Although the Compensation Committee uses survey and peer group compensation information in monitoring compensation, the Compensation Committee recognizes that available data is not current at the time it makes compensation decisions. For example, the 2012 Production Participation Plan award was made in January of 2013 when our preliminary 2012 operating results became available. Survey and peer company information was available only for 2011. Restricted stock awards for 2012 were established in January of 2013. At that time, survey and peer company information was available only for 2011.

When 2011 compensation data became available in 2012, the Compensation Committee reviewed comparisons of our 2011 executive compensation (by component and in total) with that of a peer group of ten companies and with industry compensation survey results. The companies that comprised our peer group for purposes of the 2012 compensation analysis were Bill Barrett Corporation, Cabot Oil and Gas Corporation, Cimarex Energy Co., Comstock Resources, Continental Resources, Denbury Resources, Inc., Forest Oil Corporation, Newfield Exploration Company, Range Resources Corporation, and SM Energy Company. The Compensation Committee selected this group of companies due to the similarity of their operations to ours and their size. Specifically, the peer companies are all independent (meaning in general that they do no refining or retail marketing of crude oil and natural gas) oil and gas exploration and development companies operating (with limited exceptions) only in the United States and primarily in onshore areas. The Compensation Committee reviews the peer group annually to assure that the companies in the group are appropriately comparable to our company.

The Compensation Committee has concluded such comparisons are of limited usefulness, principally because of the uniqueness of our Production Participation Plan and because the compensation data from the peer companies is generally out of date. However, where possible we have attempted to get more updated data from our compensation consultant, and in general, our Compensation Committee believes that our executive compensation is competitive with our peers.

To help ensure that our executive compensation program is competitive and is consistent with our compensation philosophy and corporate governance guidelines and that our plan awards provide rewards for accomplishment, not for expectation, our Compensation Committee does the following:

•

Maintains a Compensation Committee comprised of independent directors who are seasoned executives having experience in the oil and gas industry and in establishing and monitoring executive compensation programs, plans and awards.

•	Independently performs analytical reviews of our annual performance using the performance and modifying factors described above.

•	Annually participates in, subscribes to and reviews industry-wide compensation and benefits surveys to gauge the adequacy of our programs.

•

From time to time but not necessarily annually, directly engages an independent executive compensation and benefits consultant to assess the competitiveness of our overall executive compensation program, and provide specific research in areas being reviewed by our Compensation Committee. This consultant reports directly to the Compensation Committee when engaged and does not determine, but may, when asked, make recommendations as to the amount or form of director or officer compensation.

•	Subscribes to and reviews various published resources with respect to executive compensation practices and issues.

•	Annually reviews the performance of our chief executive officer, and determines his plan awards and base salary.

•	Annually reviews the performance of our other named executive officers and other key employees with assistance from our chief executive officer and approves their plan awards and base salaries.

•	Holds executive sessions (without management present) at every Compensation Committee meeting.

The members of the Compensation Committee also communicate frequently with each other informally between meetings.

During 2012, the Compensation Committee directly engaged Longnecker & Associates (“Longnecker”) to advise it with respect to executive officer compensation. Specifically, Longnecker provided the Compensation Committee with an executive compensation review including information comparing its benchmarking of compensation for our named executive officers to that of our peer companies and other compensation surveys. Subsequent to Longnecker’s initial engagement, and following the publication of SEC rules and New York Stock

Exchange listing standards regarding the independence of compensation committee advisors, the Committee reviewed the independence of Longnecker and the individual representatives of Longnecker who served as the Compensation Committee’s consultants in light of the new requirements, considering the following specific factors: (i) other services provided to us by Longnecker; (ii) fees paid by us to Longnecker as a percentage of Longnecker’s total revenue; (iii) policies and procedures maintained by Longnecker that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual representatives of Longnecker who advised the Compensation Committee and any member of the Compensation Committee; (v) any shares of company common stock owned by the individual representatives; and (vi) any business or personal relationships between our executive officers and Longnecker or the individual representatives. For the year ended December 31, 2012, we paid Longnecker approximately $24,500 for executive compensation consulting for the Compensation Committee. Longnecker provided no other services to our company. The Compensation Committee concluded, based on the evaluation described above, that the services performed by Longnecker did not raise a conflict of interest or impair Longnecker’s ability to provide independent advice to the Compensation Committee regarding executive compensation matters. The Compensation Committee’s conclusion was based on the fact that Longnecker provided no other services to us, the small percentage of Longnecker’s revenues represented by the fees paid by us and the absence of any conflicting relationships between the individual representatives of Longnecker who provided advice to the Compensation Committee or Longnecker, on the one hand, and members of the Compensation Committee or our executive officers, on the other.

Typically, our chief executive officer makes compensation recommendations to the Compensation Committee with respect to the executive officers that report to him. Such officers are not present at the time of these deliberations. The Compensation Committee determines the compensation of our chief executive officer with limited input from him and he is not present at the time of that deliberation. The Compensation Committee, in its discretion, may accept, modify or reject any such recommendations.

2012 Say on Pay Vote

In May 2012 (after the 2012 executive compensation actions described in this “Compensation Discussion and Analysis” had taken place), we held an advisory stockholder vote on the compensation of our named executive officers at our annual stockholders’ meeting, and, consistent with the recommendation of the Board, our stockholders approved our executive compensation, with more than 95% of votes cast in favor. Consistent with this strong vote of stockholder approval, we have not undertaken any material changes to our executive compensation programs in response to the outcome of the vote. In keeping with the recommendation of the Board, our stockholders also expressed a preference that future advisory stockholder votes on the compensation of our named executive officers be held on an annual basis and, as previously disclosed, the Board determined to hold an advisory vote on the compensation of the named executive officers every year until the next required advisory vote on the frequency of future advisory votes.

Termination and Change in Control Arrangements

Other than as described below, we do not have any employment contracts, severance agreements or severance plans in effect with respect to any of our named executive officers. We also do not provide pension arrangements, post-termination health coverage or deferred compensation plans for them. Furthermore, in the event of a change in control of our company:

•	Unvested interests in the Production Participation Plan automatically vest.

•	The Production Participation Plan terminates and all interests are liquidated in a lump sum distribution.

•	Unvested shares of restricted stock and stock options automatically vest.

•	Unvested company matching contributions to the 401(k) Plan automatically vest.

Due to this vesting, our executive officers may be deemed to receive compensation which is subject to a federal 20% excise tax in addition to ordinary income tax, and the payments subject to the excise tax may be nondeductible to us. Our Compensation Committee has decided that the benefits granted to our executive officers should not be diminished in value due to such excise tax as a result of a change in control of our company. Accordingly, the company has entered into agreements with each of our executive officers providing that, if a change in control of the company occurs and any payments to each executive officer are subject to the 20% excise tax, the company will pay the executive the amount necessary to offset the 20% excise tax and any additional taxes on this payment. However, these agreements also provide that, if the executive would not be subject to such excise tax if the total payments to the executive were reduced by an amount up to $50,000, then the amounts payable to the executive under the Production Participation Plan will be reduced so that the total payments do not exceed the maximum amount that could be paid to the executive without giving rise to such excise tax.

These change in control benefits are included in the underlying plan and grant documents as to vesting and in separate agreements as to excise taxes. We believe that they are essential elements of our executive compensation package and assist us in recruiting and retaining talented individuals. These change in control provisions are also intended to help ensure that our executives remain with us in the event of a potential change in control of our company and that our executives are not disadvantaged by a change in control of our company. See “Executive Compensation — Potential Payments upon Termination or Change in Control” for a quantification of these benefits.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines to further align the interests of our named executive officers with the interests of our stockholders and to promote our commitment to sound corporate governance. The stock ownership guidelines for our named executive officers are determined as a multiple of the officer’s base salary. Our chief executive officer is required to hold shares of our common stock with a value equal to at least three times his annual base salary. Each of the other named executive officers are required to hold shares of our common stock with a value equal to one and one-half times his annual base salary. Named executive officers are required to achieve the applicable level of ownership within three years of the later of the date these guidelines were adopted or the date the person was initially designated a named executive officer. Shares that count towards satisfaction of the guidelines include: (i) shares owned outright by the officer, and (ii) shares held in trust for the benefit of the officer. Unexercised and/or unvested equity awards do not count towards satisfaction of the guidelines. The value of a share will be measured on January 1st of each year as the average month end closing price for the 12 months preceding the date of calculation. All of the named executive officers currently own a sufficient number of shares of our common stock to satisfy the guidelines.

Accounting and Tax Treatment of Compensation

We account for our restricted stock and stock options grants in accordance with the requirements of FASB ASC Topic 718 which requires us to estimate and record an expense over the service or vesting period of the award. The Compensation Committee considers these requirements when determining annual grants of equity awards.

Section 162(m) of the Internal Revenue Code limits our income tax deduction for compensation paid to each of the named executive officers to $1 million, subject to several exceptions. Although our Compensation Committee considers the impact of Section 162(m) when developing and implementing our executive compensation program, we believe that it is important to preserve flexibility in designing compensation programs in order to retain and motivate superior executive talent. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m).

Section 409A of the Internal Revenue Code provides, among other things, rules for when compensation may be deferred and when, if deferred, it may be paid. We have reviewed and amended our compensation plans and agreements with the intention that they be compliant with Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the above “Compensation Discussion and Analysis” with management and, based on such review and discussion, has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into the company’s Annual Report on Form 10-K.

Thomas P. Briggs, Chairperson

Thomas L. Aller

William N. Hahne

EXECUTIVE COMPENSATION

Summary Compensation Information

The following table sets forth information concerning the compensation earned in respect of the 2010, 2011 and 2012 fiscal years by our chief executive officer, our chief financial officer and each of our three other most highly compensated executive officers whose total cash compensation exceeded $100,000. The persons named in the table are sometimes referred to in this proxy statement as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Restricted Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)(4)	Total ($)
James J. Volker	2012	750,000	3,575,000	530,000	3,114,957	2,289	7,972,246
Chairman and	2011	650,000	2,580,000	850,000	2,626,117	2,289	6,708,406
Chief Executive Officer	2010	600,000	1,358,545	375,000	2,167,904	3,112	4,504,561
Michael J. Stevens	2012	385,000	1,500,000	160,000	1,456,279	20,112	3,521,391
Chief Financial Officer	2011	320,000	980,000	320,000	1,216,207	19,410	2,855,617
and Vice President	2010	270,000	600,000	150,000	1,013,760	19,074	2,052,834
James T. Brown	2012	460,000	1,880,000	280,000	1,499,937	20,112	4,140,049
President and	2011	430,000	1,350,000	450,000	1,238,540	19,612	3,488,152
Chief Operating Officer	2010	290,000	250,000	50,000	1,037,590	19,212	1,646,802
Mark R. Williams	2012	315,000	1,135,000	140,000	1,536,075	19,877	3,145,952
Senior Vice President,	2011	280,000	730,000	240,000	1,258,767	19,145	2,527,912
Exploration and Development	2010	240,000	200,000	50,000	1,057,322	18,873	1,566,195
J. Douglas Lang	2012	320,000	645,000	0	1,478,108	19,910	2,463,018
Vice President, Reservoir	2011	295,000	430,000	140,000	1,227,373	19,246	2,111,619
Engineering/Acquisitions	2010	240,000	300,000	50,000	1,025,675	18,873	1,634,548

(1)	Reflects the full grant date fair value of restricted stock and stock option awards granted in 2010, 2011 and 2012 calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 8 to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2013. See “Grants of Plan-Based Awards” Table and “Disclosure Regarding Summary Compensation Table and Grants of Plan-Based Awards Table” for more information regarding awards of restricted stock and stock options.
(2)

Reflects the dollar amount we paid under our Production Participation Plan with respect to proceeds from sales of interests in proved reserves in 2011 and 2012 as well as our production income from oil and natural gas wells during each of 2010, 2011 and 2012 attributable to all plan years in which each named executive officer has an allocated interest under the Production Participation Plan. See “Disclosure Regarding Summary Compensation Table and Grants of Plan-Based Awards Table” for more information regarding awards under our Production Participation Plan. For awards made with respect to the 2010 plan year only, Mr. Volker received $273,462 and Messrs. Stevens, Brown, Williams and Lang each received $117,198. For awards made with respect to the 2011 plan year only, Mr. Volker received $195,554 and Messrs. Stevens, Brown, Williams and Lang each received $84,519. For awards made with respect to the 2012 plan year only, Mr. Volker received $277,944 and Messrs. Stevens, Brown, Williams and Lang each received $118,969. Also reflects payments in 2010, 2011 and 2012 in the amounts of $19,694, $16,833, and $45,787, respectively, to Mr. Volker pursuant to his Production Participation Plan Credit Service Agreement, which is calculated as if he would have participated in our Production Participation Plan during the time period he was a consultant to us from March 1993 to August 2000, and payments in 2010, 2011 and 2012 in the amounts of $27,776, $30,498, and $40,687, respectively, to Mr. Lang pursuant to his Production

Participation Plan Supplemental Payment Agreement, which is equal to the difference between the average of the Production Participation Plan payments to our Chief Financial Officer and Senior Vice President and the Production Participation Plan payment to Mr. Lang. See “Compensation Discussion and Analysis — Elements of Compensation/Why We Chose Each/How Each Relates to Objectives.”
(3)	Reflects long term disability, accidental death and dismemberment and life insurance premiums paid by us for Messrs. Volker, Stevens, Brown, Williams and Lang in the amounts of $3,112, $2,574, $2,712, $2,373 and $2,373, respectively, for 2010 and in the amounts of $2,289, $2,910, $3,112, $2,645 and $2,746, respectively, for 2011 and in the amounts of $2,289, $3,112, $3,112, $2,877 and $2,910, respectively, for 2012. These amounts also include matching contributions by us under our 401(k) Employee Savings Plan to each of Messrs. Stevens, Brown, Williams and Lang in the amount of $16,500 in 2010 and 2011 and in the amount of $17,000 in 2012.
(4)	We limit the perquisites that we make available to our executive officers, who are entitled to few benefits that are not otherwise available to all our employees, and no such perquisites are included in this table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed $10,000.

Grants of Plan-Based Awards

The following table sets forth information concerning awards made during 2012 to our named executive officers under our Production Participation Plan and our 2003 Equity Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards Number of Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)
James J. Volker	1/7/13	—	1,450,539	—	—	—	—
	1/17/12	—	—	—	—	121,392	—			3,575,000
	1/17/12	—	—	—	—	—	—	18,352	51.22	530,000
Michael J. Stevens	1/7/13	—	620,874				—
	1/17/12	—	—	—	—	50,934	—			1,500,000
	1/17/12	—	—	—	—		—	5,540	51.22	160,000
James T. Brown	1/7/13		620,874
	1/17/12	—	—	—	—	63,837	—			1,880,000
	1/17/12	—	—	—	—	—	—	9,695	51.22	280,000
Mark R. Williams	1/7/13		620,874
	1/17/12					38,541				1,135,000
	1/17/12	—	—	—	—	—	—	4,848	51.22	140,000
J. Douglas Lang	1/7/13		620,874
	1/17/12					21,903				645,000
	1/17/12	—	—	—	—	—	—	0	—	0

(1)	These amounts are estimates of the potential long term benefit of the 2012 plan year grant of an award under our Production Participation Plan to each of the named executive officers. We have estimated the production income stream from the proved developed oil and gas reserves attributable to the properties comprising the 2012 award based upon NYMEX forward strip pricing at year end 2012 (adjusted for area price differentials actually received), assuming that the officer remains employed for five years so that the 2012 grant fully vests and completing a present value calculation using a discount rate of 12%. The grant date indicated is January 7, 2013, which is the date our Compensation Committee determined the Production Participation Plan award for plan year 2012, although the amounts presented in this column are based upon reserve estimates as of the end of the plan year on December 31, 2012. These numbers are indicative based on the assumptions used in this calculation. The actual value may increase or decrease over time depending on prices realized and operating expenses incurred as well as on the quantities and rates of production from the underlying oil and gas reserves. See “Disclosure Regarding Summary Compensation Table and Grants of Plan-Based Awards Table” for more information regarding awards under our Production Participation Plan.

(2)	These amounts are the number of restricted shares of our common stock or the number of shares underlying stock options granted to each of the named executive officers in 2012 under our 2003 Equity Incentive Plan. See “Disclosure Regarding Summary Compensation Table and Grants of Plan-Based Awards Table” for more information regarding awards of restricted stock and stock options.
(3)	Reflects the grant date fair value of the restricted stock or stock options award calculated in accordance with FASB ASC Topic 718. See “Disclosure Regarding Summary Compensation Table and Grants of Plan-Based Awards Table” for more information regarding awards of restricted stock and stock options.

Disclosure Regarding Summary Compensation Table and Grants of Plan-Based Awards Table

Production Participation Plan

Award

Each year, our Compensation Committee allocates to the Production Participation Plan on a discretionary basis (but does not legally convey) an interest in production income from oil and natural gas wells acquired or developed during the year. Once allocated to plan participants, the interests are fixed as to that plan year and each employee is entitled to annual payments and vesting in respect of such fixed interests as described below.

Annual Payment

As to all plan years in which he or she is a participant, each employee is paid annually in cash his or her full allocated interest in production income while employed. The annual payment is made in February of each year. The payments to each of the named executive officers for 2012 are shown in the Summary Compensation Table. As the company receives higher or lower production income from the sales of oil and natural gas or higher or lower proceeds from sales of interests in properties assigned to the plan, the amounts paid increase or decrease.

Vesting

In addition to the annual payments, the Production Participation Plan provides the opportunity for continued post-employment participation because the awarded portion of the Production Participation Plan permanently vests to each employee at the rate of 20% per year as to each plan year. Upon voluntary termination of employment or termination without cause, employees retain their vested interests in the Production Participation Plan accrued as of the time of termination and forfeit their unvested interests. (Employees terminated for cause forfeit all interests in the plan, whether vested or unvested.) For plan years prior to 2004, forfeitures of interests due to termination of employment are re-allocated among other plan participants. For plan years after 2003, forfeitures revert to us. Also, employees fully vest in all plan years at the age of 62 or upon death or disability. Mr. Volker attained the age of 62 during 2008 and is fully vested. Mr. Lang attained the age of 62 during February 2012 and is fully vested. Full vesting is accelerated in the event we voluntarily terminate the Production Participation Plan or in the event of a change in control of our company. See “Potential Payments Upon Termination or Change in Control — Production Participation Plan” for a description of the terms of the Production Participation Plan triggered upon a termination of employment, death or disability or a termination of the Production Participation Plan or a change in control of our company and a listing of the dollar impact on each of the named executive officers of each of these events. The total value of a participant’s interest in the Production Participation Plan generally increases as he or she participates in more plan years, but such value is subject to declines caused by the distribution of annual payments and changes in production and reserves as well as oil and gas prices and will also be impacted by the degree of vesting of such participant’s interest in the plan as the result of the termination event as described above.

Restricted Stock

All shares of restricted stock we granted through December 31, 2006 under our 2003 Equity Incentive Plan vested in equal annual increments over three years from the date of grant. The vesting of all shares of restricted stock granted to executive officers of the company since the end of 2006 has been performance-based. The shares of restricted stock granted in 2010, 2011 and 2012 to the named executive officers (and other executive officers) were set to vest one-third on each of the first three anniversaries of the grant date if the performance (whether positive or negative) of the price per share of common stock of the company for the period from December 31, 2009, 2010 and 2011, respectively, to each of the fiscal year ends preceding the first three anniversaries of the grant date, exceeds the performance (whether positive or negative) of the average price per share of common stock of a peer group of companies, for the same period. Performance for this purpose is measured by the percentage change in the value of our common stock per share as compared average to the percentage change of the values per share of the peer companies. If the specified increase threshold or level of stock price performance is met at any of such fiscal year ends, then more than one year can vest in a given year but not to exceed a maximum of one-third of the total shares granted for every year of service that has been completed. One-third of the shares granted in 2010 and 2012 vested in January 2013. None of the shares granted in 2011 have vested due to the fact that the performance criteria measured at the end of the first and second anniversaries were not satisfied. To the extent all or a portion of the awards are not earned at the end of the three years, the portion of the awards not earned will be forfeited. Dividends are payable on shares of unvested restricted stock; however, we historically have not paid any cash dividends and do not anticipate paying any cash dividend on our common stock in the foreseeable future. See “Potential Payments Upon Termination or Change in Control — Restricted Stock Agreements” for a description of the terms of the restricted stock triggered upon a change in control of our company.

Stock Options

All options to acquire shares of common stock we granted in 2010, 2011 and 2012 under our 2003 Equity Incentive Plan vest in equal annual increments over three years from the date of grant. The stock options have a ten year term and the exercise price for the stock options is the fair market value of a share of common stock on the date of grant which was $34.31 for the 2010 grant, $60.285 for the 2011 grant and $51.22 for the 2012 grant. See “Potential Payments Upon Termination or Change in Control — Stock Option Agreements” for a description of the terms of the stock options triggered upon a change in control of our company.

Outstanding Equity Awards at 2012 Year-End

The following table sets forth information concerning unexercised stock options that, as of December 31, 2012, were exercisable and unexercisable (unvested) and unvested restricted stock awards, each as held by our named executive officers on December 31, 2012.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards; Number of Unearned Shares of Stock That Have Not Vested (#)(2)	Equity Incentive Plan Awards; Market Value of Unearned Shares of Stock That Have Not Vested ($)(3)
James J. Volker	149,720	0	12.755	2/18/2019	202,228	8,770,628
	12,860	6,430	34.31	1/26/2020
	8,296	16,594	60.285	1/18/2021
	0	18,352	51.22	1/18/2022
Michael J. Stevens	49,906	0	12.755	2/18/2019	82,858	3,593,551
	5,144	2,572	34.31	1/26/2020
	3,123	6,247	60.285	1/18/2021
	0	5,540	51.22	1/18/2022

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards; Number of Unearned Shares of Stock That Have Not Vested (#)(2)	Equity Incentive Plan Awards; Market Value of Unearned Shares of Stock That Have Not Vested ($)(3)
James T. Brown	33,270	0	12.755	2/18/2019	99,453	4,313,277
	1,714	858	34.31	1/26/2020
	4,392	8,786	60.285	1/18/2021
	0	9,695	51.22	1/18/2022
Mark R. Williams	1,714	858	34.31	1/26/2020	58,739	2,547,510
	2,342	4,686	60.285	1/18/2021
	0	4,848	51.22	1/18/2022
J. Douglas Lang	1,714	858	34.31	1/26/2020	36,443	1,580,533
	1,366	2,734	60.285	1/18/2021

(1)	Reflects unvested stock options held by our named executive officers as of December 31, 2012 that have time-based vesting. These stock options will vest on various dates as follows if the named executive officer has remained in continuous employment through each such date:

Name	1/18/13	1/26/13	1/18/14	1/18/15
James J. Volker	14,414	6,430	14,414	6,118
Michael J. Stevens	4,969	2,572	4,971	1,847
James T. Brown	7,624	858	7,625	3,232
Mark R. Williams	3,959	858	3,959	1,616
J. Douglas Lang	1,367	858	1,367	0

(2)	Reflects unvested shares of restricted common stock held by our named executive officers as of December 31, 2012 that have performance-based vesting. These shares will vest on various dates as follows if the performance objectives are satisfied and if the named executive officer has remained in continuous employment through each such date:

Name	1/18/13	1/26/13	1/18/14	1/18/15
James J. Volker	40,464	19,698	101,602	40,464
Michael J. Stevens	16,978	8,700	40,202	16,978
James T. Brown	21,279	3,626	53,269	21,279
Mark R. Williams	12,847	2,900	30,145	12,847
J. Douglas Lang	7,301	4,350	17,491	7,301

(3)	Reflects the value of unvested shares of restricted common stock held by our named executive officers as of December 31, 2012 measured by the closing market price of our common stock on December 31, 2012, which was $43.37 per share.

Option Exercises and Stock Vested

The following table sets forth information concerning option exercises and restricted stock awards vested during 2012 for our named executive officers.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James J. Volker	0	0	53,684	2,867,053
Michael J. Stevens	0	0	29,014	1,558,826
James T. Brown	0	0	12,568	675,919
Mark R. Williams	0	0	10,090	542,702
J. Douglas Lang	0	0	14,154	759,942

(1)	Reflects the number of shares of restricted common stock held by our named executive officers that vested during 2012 valued at the closing market price of our common stock on the applicable vesting dates.

Potential Payments Upon Termination or Change in Control

The following tables disclose potential payments and benefits under our compensation benefit plans and agreements to which the named executive officers in each situation in the tables below assuming that the termination of employment and/or change in control of our company occurred at December 31, 2012, the last business day of our fiscal year, and that our common stock was valued at the closing market price as of that date of $43.37. The actual amount of payments and benefits can only be determined at the time of such a termination or change in control, and therefore the actual amounts would vary from the estimated amounts in the tables below. In addition, the amount of payments and benefits that named executive officers would actually receive may be materially less than the estimated amounts in the tables below because all such amounts in the tables below are on a pre-tax basis.

Descriptions of the circumstances that would trigger payments or benefits to the named executive officers, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such plans and agreements, as well as other material assumptions we have made in calculating the estimated compensation, follow these tables.

James J. Volker	Termination of Employment by Death or Disability ($)	Termination of Plan ($)	Change in Control ($)
Production Participation Plan(1)	0	553,117	553,117
Vesting of Restricted Stock	—	—	5,691,916
Vesting of Stock Options	—	—	44,221
Excise Tax Gross-Up	—	—	0
Legal or Accounting Advisor Fees	—	—	15,000

Pre-Tax Total	0	553,117	6,304,254

(1)	“Termination of Plan” and “Change in Control” reflect the estimated fair market value as of December 31, 2012 of the allocated share in proved undeveloped reserves in the Production Participation Plan as described in more detail below. The estimated fair market value as of December 31, 2012 of all vested interests in the Production Participation Plan that Mr. Volker would receive regardless of his death or disability, termination of the plan or change in control is $7,502,829.

Michael J. Stevens	Termination of Employment by Death or Disability ($)	Termination of Plan ($)	Change in Control ($)
Production Participation Plan(1)	895,830	1,132,581	1,132,581
Vesting of Restricted Stock	—	—	2,397,658
Vesting of Stock Options	—	—	19,532
Excise Tax Gross-Up	—	—	0
Legal or Accounting Advisor Fees	—	—	15,000

Pre-Tax Total	895,830	1,132,581	3,564,771

(1)	“Termination of Employment by Death or Disability” reflects the estimated fair market value as of December 31, 2012 of accelerated unvested interests in the Production Participation Plan and “Termination of Plan” and “Change in Control” reflect the estimated fair market value as of December 31, 2012 of accelerated unvested interests and the allocated share in proved undeveloped reserves in the Production Participation Plan as described in more detail below. The estimated fair market value as of December 31, 2012 of all vested interests in the Production Participation Plan that Mr. Stevens would receive regardless of his death or disability, termination of the plan or change in control is $2,545,117.

James T. Brown	Termination of Employment by Death or Disability ($)	Termination of Plan ($)	Change in Control ($)
Production Participation Plan(1)	895,830	1,132,581	1,132,581
Vesting of Restricted Stock	—	—	2,847,227
Vesting of Stock Options	—	—	8,139
Excise Tax Gross-Up	—	—	1,721,510
Legal or Accounting Advisor Fees	—	—	15,000

Pre-Tax Total	895,830	1,132,581	5,724,457

(1)	“Termination of Employment by Death or Disability” reflects the estimated fair market value as of December 31, 2012 of accelerated unvested interests in the Production Participation Plan and “Termination of Plan” and “Change in Control” reflect the estimated fair market value as of December 31, 2012 of accelerated unvested interests and the allocated share in proved undeveloped reserves in the Production Participation Plan as described in more detail below. The estimated fair market value as of December 31, 2012 of all vested interests in the Production Participation Plan that Mr. Brown would receive regardless of his death or disability, termination of the plan or change in control is $2,602,834.

Mark R. Williams	Termination of Employment by Death or Disability ($)	Termination of Plan ($)	Change in Control ($)
Production Participation Plan(1)	895,830	1,132,581	1,132,581
Vesting of Restricted Stock	—	—	1,734,405
Vesting of Stock Options	—	—	6,510
Excise Tax Gross-Up	—	—	0
Legal or Accounting Advisor Fees	—	—	15,000

Pre-Tax Total	895,830	1,132,581	2,888,496

(1)	“Termination of Employment by Death or Disability” reflects the estimated fair market value as of December 31, 2012 of accelerated unvested interests in the Production Participation Plan and “Termination of Plan” and “Change in Control” reflect the estimated fair market value as of December 31, 2012 of accelerated unvested interests and the allocated share in proved undeveloped reserves in the Production Participation Plan as described in more detail below. The estimated fair market value as of December 31, 2012 of all vested interests in the Production Participation Plan that Mr. Williams would receive regardless of his death or disability, termination of the plan or change in control is $2,674,195.

J. Douglas Lang	Termination of Employment by Death or Disability ($)	Termination of Plan ($)	Change in Control ($)
Production Participation Plan(1)	0	236,751	236,751
Vesting of Restricted Stock	—	—	1,044,242
Vesting of Stock Options	—	—	9,766
Excise Tax Gross-Up	—	—	0
Legal or Accounting Advisor Fees	—	—	15,000

Pre-Tax Total	0	236,751	1,292,259

(1)	“Termination of Employment by Death or Disability” reflects the estimated fair market value as of December 31, 2012 of accelerated unvested interests in the Production Participation Plan and “Termination of Plan” and “Change in Control” reflect the estimated fair market value as of December 31, 2012 of accelerated unvested interests and the allocated share in proved undeveloped reserves in the Production Participation Plan as described in more detail below. The estimated fair market value as of December 31, 2012 of all vested interests in the Production Participation Plan that Mr. Lang would receive regardless of his death or disability, termination of the plan or change in control is $3,469,806.

Production Participation Plan

The Production Participation Plan provides that if a participant with less than one full year of employment with us terminates employment with us for any reason, then all rights of such employee under the Production Participation Plan will terminate. For a participant who has one or more full years of employment with us at the date of termination with us, the participant will be able to continue to participate in distributions with respect to interests that have vested. In addition, a participant will become fully vested in all interests upon reaching age 62. As of December 31, 2012, Messrs. Volker and Lang were the only named executive officers who reached age 62. The amounts in the footnotes to the tables above reflect the estimated fair market value of all vested interests for each of the named executive officers as of December 31, 2012.

If a participant dies or becomes disabled during employment prior to becoming fully vested, the Production Participation Plan provides that such participant will become fully vested for purposes of future distributions. If a participant’s employment with us is terminated for cause, as determined by us, the participant will forfeit all rights to further distributions regardless of prior vesting. The amounts in the tables above under “Termination of Employment by Death or Disability” reflect the estimated fair market value of all vested interests and accelerated unvested interests as of the assumed date of death or disability.

The Production Participation Plan provides that upon a voluntary termination of it by us or a change in control of our company, the interests of all participants who are employees at such time will become 100% vested as to all plan years and partial plan years. In addition, all remaining oil and gas properties in the Production Participation Plan that are categorized as proved undeveloped reserves previously contributed to the Production Participation Plan but not allocated to a particular plan year will be allocated to the partial plan year established as a result of such voluntary termination or change in control. “Change in control” is defined in the Production Participation Plan to mean:

•

any person, with certain exceptions, is or becomes the beneficial owner of our securities representing 20% or more of our outstanding shares of common stock or combined voting power of our outstanding voting securities;

•

individuals who were directors as of February 23, 2006 and any new director whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then in office who were either directors on February 23, 2006 or whose appointment or election was previously so approved or recommended cease to constitute a majority of our directors;

•	our stockholders approve a merger, consolidation or share exchange involving us, except for certain transactions that do not result in another person acquiring control of us; or

•

our stockholders approve a plan of complete liquidation or dissolution of us or an agreement for the sale of substantially all of our assets, other than a sale of substantially all of our assets to an entity at least 75% of combined voting power of the voting securities of which are owned by our stockholders in substantially the same proportions as their ownership immediately prior to such sale.

Upon a voluntary termination of the Production Participation Plan by us or a change in control of our company, we will distribute the fair market value (determined in accordance with the Production Participation Plan) of all 100% vested interests plus the allocated share in proved undeveloped reserves as of the date the plan is terminated or change in control occurs to participants in one lump sum twelve months after such a termination or within one month after such a change in control.

In accordance with the terms of the Production Participation Plan, upon termination of the plan or a change in control of our company, the fair market value of vested interests is to be distributed and upon termination of employment by resignation, death or disability, there is no such distribution. For illustrative purposes, we are providing an estimated value for each of these termination and change in control events in the tables above as if there were a distribution in every event. The determination of fair market value is to be made by us, using valuation reports, discount rates, and other factors then being used by us for the purchase of oil and gas properties from third parties. For purposes of the tables above, we have made the following assumptions: NYMEX forward strip pricing at year end 2012 (adjusted for area price differentials actually received), and present value of payment stream discounted at 15%. Assumptions used in the calculation of these amounts are included in note 7 to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2013. For termination of plan or change in control, proved undeveloped reserves are risked at 60% and proved developed non-producing and behind pipe reserves are risked at 75%, 2.2% of which is deemed to be contributed to the plan (determined as the average of the three previous annual allocations to the plan by our Compensation Committee which is the minimum requirement of the Production Participation Plan). These estimates will likely vary based upon timing of applicable events, reserve declines, levels of production, prices realized or used in the calculations, costs incurred to achieve production and other changes in our assumptions.

The amounts in the tables above under “Termination of Plan” and “Change in Control” reflect the estimated fair market value of all vested interests and accelerated unvested interests plus the allocated share in proved undeveloped reserves as of the assumed date the plan is terminated or change in control occurs. For purposes of this table, we have assumed that our Compensation Committee would allocate the share in proved undeveloped reserves 5.28% to Mr. Volker and 2.26% to each of the other named executive officers, consistent with the allocation that the Compensation Committee set for the 2012 Production Participation Plan award. For Mr. Volker, this amount also includes $53,174 payable pursuant to his Production Participation Plan Credit Service Agreement and, for Mr. Lang, this amount also includes $82,888 payable pursuant to his Production Participation Plan Supplemental Payment Agreement. See “Compensation Discussion and Analysis — Elements of Compensation/Why We Chose Each/How Each Relates to Objectives.”

Restricted Stock Agreements

When we make grants of restricted stock to our executive officers, including the named executive officers, we enter into restricted stock agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer or a change in control of our company. If an executive officer ceases to be employed by us for any reason, including death, then the shares of restricted stock that have not yet become fully vested will automatically be forfeited. Effective upon a change in control of our company, the shares of restricted stock will fully vest and the restrictions imposed on the restricted stock will immediately lapse. “Change in control” is defined in the restricted stock agreements to mean:

•	any person, with certain exceptions, is or becomes the beneficial owner of our securities representing at least 51% of the combined voting power of our outstanding voting securities;

•

one-third or more of the members of our Board who were directors on the grant date for the restricted stock, and any successor of those directors who is recommended by a majority of such directors, are not continuing directors;

•

our stockholders approve any consolidation or merger in which we would not be the surviving corporation or pursuant to which our common stock would be converted into cash, with certain exceptions, or any sale of substantially all of our assets; or

•	our stockholders approve any proposal for our liquidation or dissolution.

The amounts in the tables above include the value attributable to unvested restricted stock held by our named executive officers valued at the closing price of our common stock on December 30, 2012.

Stock Option Agreements

When we make grants of options to acquire our common stock to our executive officers, including the named executive officers, we enter into stock option agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer or a change in control of our company. If an executive officer ceases to be employed by us for any reason, including death, then the stock options that have not yet become fully vested will automatically be forfeited. Effective upon a change in control of our company, the stock options will fully vest and the restrictions imposed on the stock options will immediately lapse. “Change in control” is defined in the stock option agreements the same as in the restricted stock agreements.

The amounts in the tables above include the value attributable to unvested stock options held by our named executive officers valued at the amount by which the closing price of our common stock on December 30, 2012 exceeds the exercise price of the unvested options.

Excise Tax Agreements

We have entered into excise tax agreements with each of our executive officers, including the named executive officers. The excise tax agreements provide that if a change in control of our company occurs and any payments to the executive under any agreement with, or plan of, our company are “excess parachute payments” for purposes of the Internal Revenue Code, then we will pay the executive the amount necessary to offset the 20% excise tax imposed by the Internal Revenue Code and any additional taxes on this payment. However, the agreements provide that if the executive would not be subject to such excise tax if the total payments to the executive were reduced by an amount that is not in excess of $50,000, then the amounts payable to the executive under the Production Participation Plan shall be reduced so that the total payments do not exceed the maximum amount that could be paid to the executive without giving rise to such excise tax. In addition, the agreements provide that we will bear up to $15,000 of reasonable fees and costs of consultants and legal or accounting advisors engaged by the executive to advise the executive as to matters relating to the computation of any excise tax payment. “Change in control” is defined in the excise tax agreements to mean:

•

any person, with certain exceptions, is or becomes the beneficial owner of our securities representing 20% or more of our outstanding shares of common stock or combined voting power of our outstanding voting securities;

•

individuals who were directors as of the date of such agreement and any new director whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then in office who were either directors on the date of such agreement or whose appointment or election was previously so approved or recommended cease to constitute a majority of our directors;

•	our stockholders approve a merger, consolidation or share exchange involving us, except for certain transactions that do not result in another person acquiring control of us; or

•

our stockholders approve a plan of complete liquidation or dissolution of us or an agreement for the sale of substantially all of our assets, other than a sale of substantially all of our assets to an entity at least 75% of combined voting power of the voting securities of which are owned by our stockholders in substantially the same proportions as their ownership immediately prior to such sale.

The amounts in tables above include the estimated values of excise tax payments under the excise tax agreements. The calculations of the potential excise tax payment assume that, upon a change in control of our company, interests in the Production Participation Plan will vest and be valued be as set forth above under “—Production Participation Plan”, shares of restricted stock will vest and be valued as set forth above under “—Restricted Stock Agreements” and stock options will vest and be valued as set forth above under “— Stock Option Agreements.” In determining the amount of any excise tax amount included in the table above, we made the following material assumptions: an excise tax rate of 20% under the Internal Revenue Code, a combined federal and state individual tax rate of 39.8% and that performance-based unvested restricted stock granted in 2010, 2011 and 2012 and stock options granted in 2010, 2011 and 2012 are considered to be vested in contemplation of a change in control for purposes of these calculations.

The values determined by these calculations will vary based upon the timing of the calculation and reflect changes in oil and gas prices and stock values. These values reflect higher oil and gas prices and stock values as well as the fact that a growing portion of total compensation for our named executive officers is in restricted stock and stock option awards which vest, if at all, over time and which affect the gross-up calculation.

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Executive compensation is an important matter to us, the Board and the Compensation Committee and to our stockholders. As required by Section 14A of the Securities Exchange Act of 1934, at last year’s annual meeting of stockholders we held a non-binding, advisory stockholder vote on a resolution approving the compensation of our named executive officers as disclosed under “Compensation Discussion and Analysis” and the compensation tables and narrative discussion under “Executive Compensation” contained in the proxy statement. Consistent with the recommendation of the Board, our stockholders approved the resolution, with more than 95% of votes cast in favor.

At the 2011 meeting, we also held a non-binding, advisory stockholder vote on the frequency of future advisory stockholders votes on the compensation of our named executive officers. In keeping with the recommendation of the Board, our stockholders expressed a preference that advisory stockholder votes on the compensation of our named executive officers be held on an annual basis and, as previously disclosed, the Board determined to hold an advisory vote on the compensation of the named executive officers every year until the next required advisory vote on the frequency of future advisory votes. Accordingly, as required by Section 14A of the Securities Exchange Act of 1934, we are asking our stockholders again to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our named executive officers as disclosed under “Compensation Discussion and Analysis” and the compensation tables and narrative discussion under “Executive Compensation” contained in this proxy statement.

As we describe in detail under “Compensation Discussion and Analysis” and the compensation tables and narrative discussion under “Executive Compensation” contained in this proxy statement, we have designed our executive compensation programs to advance the core principles of supporting our business strategy of achieving meaningful growth in free cash flow, production of oil and natural gas and proved reserves of oil and natural gas and increasing long-term value appreciation in our common stock. We utilize our executive compensation programs to attract and retain highly qualified and experienced employees, motivate them to achieve and advance and reward them for outstanding performance based on the six performance factors set forth in “Compensation Discussion and Analysis” above.

The Compensation Committee has overseen the development and implementation of our executive compensation programs in line with these core compensation principles. The Compensation Committee also continuously reviews, evaluates and updates our executive compensation programs to seek to provide rewards for individual performance compared to goals established by our chief executive officer in the annual performance appraisal for each named executive officer other than the chief executive officer and performance evaluations conducted by the Compensation Committee in the case of the chief executive officer and corporate results and encourage an ownership mentality among our executives and other key employees. With these core compensation principles in mind, in December 2012 and January 2013, the Compensation Committee took the following compensation actions:

•	Making awards under the Production Participation Plan that are directly tied to our production income from oil and natural gas wells.

•	Linking vesting of restricted stock awards to the performance of our common stock price compared to the performance of the average of common stock price of our peer group of companies.

•	Designing our compensation programs so that approximately 85-90% of the total 2012 compensation disclosed under “Executive Compensation — Summary Compensation Table” for the named executive officers consisted of long-term incentive compensation in the form of performance-based restricted stock awards, stock option grants (the value of each of which varies based on our common stock’s performance) and Production Participation Plan awards.

•	Limiting the perquisites that we make available to our named executive officers, who are entitled to few benefits that are not otherwise available to our employees, and the aggregate amount of such perquisites for each named executive officer in each year reflected under “Executive Compensation — Summary Compensation Table” has not exceeded $10,000.

•	Requiring named executive officers to maintain certain stock ownership levels through the establishment of stock ownership guidelines.

The Compensation Committee’s compensation actions described above demonstrate our continued commitment to align executive compensation with stockholders’ interests while providing competitive compensation to attract, motivate and retain our named executive officers and other key talent. We will continue to review and adjust our executive compensation programs with these goals in mind to continually seek the long-term success of our company and generate increased long-term value to our stockholders.

The Board requests the support of our stockholders for the compensation of our named executive officers as disclosed in this proxy statement. This advisory vote on the compensation of our named executive officers gives our stockholders the opportunity to make their opinions known about our executive compensation programs. As we seek to align our executive compensation programs with the interests of our stockholders while continuing to retain key talented executives that drive our company’s success, we ask that our stockholders approve the compensation of our named executive officers as disclosed in this proxy statement. Accordingly, for the reasons we discuss above, the Board recommends that stockholders vote in favor of the following resolution:

“ RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including under “Compensation Discussion and Analysis” and the compensation tables and narrative discussion under “Executive Compensation” contained in the proxy statement.”

This vote on the compensation of our named executive officers is advisory and not binding on us, the Board or the Compensation Committee. The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting (assuming a quorum is present) is required for stockholders to approve the advisory vote on the compensation of our named executive officers as disclosed in this proxy statement. Consequently, broker non-votes will have no effect on approval of the resolution, but abstentions will act as a vote against approval of the resolution. Shares of our common stock represented by executed but unmarked proxies will be voted in favor of the approval of the compensation of our named executive officers as disclosed in this proxy statement; provided that, if you hold shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for approval of the compensation of our named executive officers unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote in such manner. Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, the Compensation Committee and the Board will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

The Board recommends a vote FOR the compensation of our named executive officers as disclosed under “Compensation Discussion and Analysis” and the accompanying compensation tables under “Executive Compensation” contained in this proxy statement.

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP has served as our independent auditors since 2003 and the Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for 2013. The Board recommends to the stockholders the ratification of the selection of Deloitte & Touche LLP, independent registered public accounting firm, to audit our financial statements for 2013. Shares of our common stock represented by executed but unmarked proxies will be voted in favor of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2013.

Stockholder ratification of the appointment of our independent registered public accounting firm is not required. We are doing so because we believe it is a sound corporate governance practice. If our stockholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee will, in its discretion, consider whether or not to retain Deloitte & Touche LLP or to select another independent registered public accounting firm for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it feels that such a change would be in the best interests of us and our stockholders.

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting (assuming a quorum is present) is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2013. Consequently, broker non-votes will have no effect on the ratification of the resolution, but abstentions will act as a vote against ratification of the resolution.

The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

The following table presents fees for audit services rendered by Deloitte & Touche LLP for the audit of our financial statements for the years ended December 31, 2012 and 2011 and fees for other permitted services rendered by Deloitte & Touche LLP during those periods:

	2012	2011
Audit Fees	$957,775	$824,250
Audit-Related Fees(1)	73,500	124,093
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,031,275	$948,343

(1)	For 2012 and 2011, fees related to the audit of our 401(k) Plan and audits of certain oil and gas properties in anticipation of sale.

The Audit Committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Deloitte & Touche LLP.

The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by our independent registered public accounting firm. Pursuant to these policies and procedures, the Audit Committee may delegate authority to one or more of its members when appropriate to grant such pre-approvals, provided that decisions of such member or members to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. In addition, the Audit Committee pre-approves particular services, subject to certain monetary limits, after the Audit Committee is presented with a schedule describing the services to be approved. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management.

AUDIT COMMITTEE REPORT

The Audit Committee provides the following report:

•

We discussed with the independent auditors their independence and the matters required to be discussed by AU Section 380 of the Public Company Accounting Oversight Board. The independent auditors provided us with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee.

•

Prior to their publication, we reviewed and discussed with management and the independent auditors the Company’s audited financial statements for the year ended December 31, 2012, the related audit report, the related certifications of the Company’s chief executive officer and chief financial officer, and the applicable management’s discussion and analysis. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the fairness of the presentation of audited financial statements in conformity with accounting principles generally accepted in the United States.

•

We recommended to the Board, based on the reviews and discussions described above, that the material reviewed above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission.

Philip E. Doty, Chairperson

Thomas L. Aller

Thomas P. Briggs

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports concerning their ownership of our equity securities with the Securities and Exchange Commission and us. Based solely upon information provided to us by individual directors and executive officers, we believe that, during the fiscal year ended December 31, 2012, all of our directors and executive officers timely complied with the Section 16(a) filing requirements.

MISCELLANEOUS

Stockholder Proposals

Proposals which stockholders intend to present at and have included in our proxy statement for the 2014 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) must be received at our offices by the close of business on November 25, 2013. In addition, a stockholder who otherwise intends to present business at the 2014 annual meeting (including, nominating persons for election as directors) must comply with the requirements set forth in our By-Laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice thereof, complying with the By-Laws, to our Corporate Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary date of the 2013 annual meeting of stockholders (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under the By-Laws, if we do not receive notice of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals stockholders intend to present at the 2014 annual meeting but do not intend to include in our proxy statement for such meeting) during the time period between January 7, 2014 and February 6, 2014, then the notice will be considered untimely and we will not be required to present such proposal at the 2014 annual meeting. If the Board chooses to present such proposal at the 2013 annual meeting, then the persons named in proxies solicited by the Board for the 2014 annual meeting may exercise discretionary voting power with respect to such proposal.

Other Matters

The cost of soliciting proxies will be borne by us. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain of our officers and regular employees. We will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold our common stock. We have retained Georgeson Shareholder Communications to aid in the solicitation at an estimated cost of $10,000 plus reimbursable out-of-pocket expenses.

Pursuant to the rules of the Securities and Exchange Commission, services that deliver our communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of our annual report to stockholders and proxy statement. Upon request, we will promptly deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. For future deliveries of annual reports to stockholders and/or proxy statements, stockholders may also request us to deliver multiple copies at a shared address to which a single copy of each document was delivered. Stockholders sharing an address who are currently receiving multiple copies of the annual report to stockholders and/or proxy statement may also request delivery of a single copy upon request. Stockholders may notify us of their requests orally or in writing by contacting Corporate Secretary, Whiting Petroleum Corporation, at 303-837-1661 or 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300.

By Order of the Board of Directors

WHITING PETROLEUM CORPORATION

Bruce R. DeBoer

Corporate Secretary

March 25, 2013

ANNEX A

WHITING PETROLEUM CORPORATION

2013 EQUITY INCENTIVE PLAN

WHITING PETROLEUM CORPORATION 2013 EQUITY INCENTIVE PLAN

1.	Purpose, Effective Date and Prior Plan

(a) Purpose. The purpose of the Whiting Petroleum Corporation 2013 Equity Incentive Plan (the “Plan”) is to promote the best interests of Whiting Petroleum Corporation (together with any successor thereto, the “Company”) and its stockholders by providing key employees and non-employee directors of the Company and its Affiliates (as defined below) with an opportunity to acquire a proprietary interest in the Company, receive monetary payments based on the value of the Company’s shares, or receive other incentive compensation. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

(b) Effective Date. The Plan will become effective, and Awards may be granted under the Plan, on and after the date that the Plan is approved by the Company’s stockholders (the “Effective Date”).

(c) Prior Plan. If the Company’s stockholders approve this Plan, then the Whiting Petroleum Corporation 2003 Equity Incentive Plan (the “Prior Plan”) will terminate on the date of such stockholder approval, and no new awards will be granted under the Prior Plan after its termination date; provided that the Prior Plan will continue to govern awards outstanding as of the date of its termination and such awards shall continue in force and effect until fully distributed or terminated pursuant to their terms.

2.	Definitions

As used in the Plan, the following terms shall have the respective meanings set forth below:

(a) “10% Stockholder” shall mean a Participating Key Employee who, as of the date an Incentive Stock Option is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of stock then issued by the Company or a subsidiary corporation.

(b) “Act” shall mean the Securities Act of 1933, as amended.

(c) “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company within the meaning of Code Section 414(b) or (c); provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(d) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Annual Incentive Award or Long-Term Incentive Award granted under the Plan.

(e) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(f) “Beneficial Ownership” shall mean a Person’s beneficial ownership of any securities:

(i) which such Person or any of such Person’s Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial

Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase, or (B) securities issuable upon exercise of rights issued pursuant to the terms of any Rights Agreement of the Company, at any time before the issuance of such securities;

(ii) which such Person or any of such Person’s Affiliates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule l3d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (B) is not also then reportable on a Schedule l3D under the Act (or any comparable or successor report); or

(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) above) or disposing of any voting securities of the Company.

(g) “Board” shall mean the Board of Directors of the Company.

(h) “Change in Control” shall mean the occurrence of any of the following:

(i) any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”)) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined Voting Power of the Company’s then outstanding voting securities; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on the Effective Date constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect subsidiary of the Company) shall not be Continuing Directors for purposes of this definition until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; and, provided further, that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change in Control of the Company, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change in Control of the Company occurred; or

(iii) the consummation of a merger, consolidation or share exchange of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined Voting Power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined Voting Power of the Company’s then outstanding voting securities; or

(iv) a complete liquidation or dissolution of the Company is effected or there is a sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined Voting Power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, (1) no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions and (2) with respect to an Award that is or may be considered deferred compensation subject to Code Section 409A, the definition of “Change in Control” herein shall be amended and interpreted in a manner that allows the definition to satisfy the requirements of a change of control under Code Section 409A solely for purposes of complying with the requirements of Code Section 409A.

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to a specific provision of the Code shall also be deemed a reference to any successor provision thereto.

(j) “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

(k) “Committee” shall mean a committee of the Board of Directors of the Company or a subcommittee thereof designated by such Board to administer the Plan and comprised solely of not less than two directors, each of whom will be a “non-employee director” within the meaning of Rule 16b-3 and, to the extent deemed appropriate by the Committee, each of whom will be an “outside director” within the meaning of Section 162(m)(4)(C) of the Code; provided that the mere fact that the Committee shall fail to qualify under the foregoing requirements shall not invalidate any Award made by the Committee that is otherwise validly made under the Plan, unless the Committee is aware at the time of the Award’s grant of the Committee’s failure to so qualify.

(l) “Dividend Equivalent” shall mean a right, granted to a Participating Key Employee or a Non-Employee Director under the Plan, to receive cash equal to the cash dividends paid with respect to a specified number of Shares. Dividend Equivalents shall not be deemed to be Awards under the Plan.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(n) “Excluded Items” shall mean any items which the Committee determines shall be excluded in fixing Performance Goals, including, without limitation, any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

(o) “Fair Market Value” shall mean, with respect to a Share on a particular date: (i) the last sales price on such date on the New York Stock Exchange, as reported in The Wall Street Journal, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale on such market; (ii) if the Shares are not listed on the New York Stock Exchange, but are traded on another national securities exchange or in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee. With respect to any property other than Shares, Fair Market Value shall mean the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(p) “Incentive Award” shall mean the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 6(f) of the Plan and “Long-Term Incentive Awards” as described in Section 6(g) of the Plan.

(q) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code.

(r) “Key Employee” shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee.

(s) “Non-Employee Director” shall mean a director of the Company or any Affiliate who is not an employee of the Company or any Affiliate.

(t) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(u) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(v) “Participant” shall mean a Participating Key Employee or a non-Employee Director who is selected by the Committee to receive an Award under the Plan.

(w) “Participating Key Employee” shall mean a Key Employee designated to be granted an Award under the Plan.

(x) “Performance Goals” shall mean each of, or a combination of one or more of, the following (in all cases after excluding the impact of applicable Excluded Items):

(i) Return on equity;

(ii) Return on investment;

(iii) Return on net assets;

(iv) Return on revenues;

(v) Operating income;

(vi) Performance value added (as defined by the Committee at the time of selection);

(vii) Pre-tax profits;

(viii) Net income;

(ix) Net earnings per Share;

(x) Working capital as a percent of net revenues;

(xi) Net cash provided by operating activities;

(xii) Market price per Share of common stock;

(xiii) Market price per Share of common stock in comparison with peers;

(xiv) Total stockholder return;

(xv) Cash flow or cash flow per share;

(xvi) Reserve value or reserve value per share;

(xvii) Net asset value or net asset value per share;

(xviii) Production volumes;

(xix) Reserve addition; and

(xx) Finding and development costs.

measured in each case for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company, where appropriate, and/or (cc) for any other business unit or units of the Company or any Affiliate, where appropriate, as defined by the Committee at the time of selection; provided that it shall only be appropriate to measure net earnings per Share and market price per Share on a consolidated basis. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable, unless otherwise determined by the Committee at the time of granting the Award. The Committee may, at the time of establishing the Performance Goal(s) or at the time of measuring performance, exclude the effects of Excluded Items; provided that with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, such exclusions shall be made only to the extent consistent with Section 162(m) of the Code. The Committee may also provide for other adjustments to Performance Goals in the Award Agreement or plan document evidencing any Award at the time the Award is granted; provided that, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, such adjustment may be made only to the extent consistent with Section 162(m) of the Code. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(y) “Performance Period” shall mean, in relation to Performance Shares or Performance Units, any period for which a Performance Goal or Goals have been established; provided, however, that such period shall not be less than one year.

(z) “Performance Share” shall mean any right granted under Section 6(e) of the Plan that will be paid out in cash, as a Share (which, in specified circumstances, may be a Share of Restricted Stock) or as a Restricted Stock Unit, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period.

(aa) “Performance Unit” shall mean any right granted under Section 6(e) of the Plan to receive a designated dollar value amount in cash, Shares (which, in specified circumstances, may be a designated dollar value amount of Shares of Restricted Stock) or Restricted Stock Units, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period.

(bb) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(cc) “Released Securities” shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

(dd) “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(ee) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan or, in specified circumstances, a Share paid in connection with another Award, with such Share subject to risk of forfeiture and restrictions on transfer or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Key Employee or Non-Employee Director or the achievement of performance or other objectives, as determined by the Committee.

(ff) “Restricted Stock Unit” shall mean any right to receive Shares in the future granted under Section 6(d) of the Plan or paid in connection with another Award, with such right subject to risk of forfeiture and restrictions on transfer or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Key Employee or Non-Employee Director or the achievement of performance or other objectives, as determined by the Committee.

(gg) “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(hh) “Shares” shall mean shares of common stock of the Company, $.001 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

(ii) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(jj) “Voting Power” means the voting power of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors of the Company.

3.	Administration

The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee consisting of those members of the Board of Directors of the Company who qualify as “non-employee directors” under Rule 16b-3 and as “outside directors” under Section 162(m)(4)(C) of the Code. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Persons who are subject to Section 16 of the Exchange Act. To the extent the Committee has so delegated to one or more executive officers the authority and responsibility of the Committee, all references to the Committee herein shall include such officer or officers.

Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participating Key Employees and select Non-Employee Directors to be participants under the Plan; (ii) determine the type or types of Awards to be granted to each Participating Key Employee and Non-Employee Director under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with), or the amount of cash to be earned pursuant to, Awards granted to Participating Key Employees or Non-Employee Directors; (iv) determine the terms and conditions of any Award granted to a Participating Key Employee or Non-Employee Director; (v) determine whether, to what extent, and under what circumstances Awards granted to Participating Key Employees or Non-Employee Directors may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, and other amounts payable with respect to an Award granted to Participating Key Employees of Non-Employee Directors under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participating Key Employee, any Non-Employee Director, any holder or beneficiary of any Award, any stockholder, and any employee of the Company or of any Affiliate.

The Company will indemnify and hold harmless each member of the Committee and the Board of Directors of the Company and each executive officer or member of any other committee to whom a delegation under this Section 3 has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

4.	Shares Available for Award

(a) Shares Available. Subject to adjustment as provided in Section 4(b):

(i) Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 5,300,000 Shares, all of which may be issued pursuant to the exercise of Incentive Stock Options. If (A) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under, or the payment of other compensation with respect to Shares covered by, the Award (whether due currently or on a deferred basis), (B) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable, or that other compensation with respect to the Shares covered by the Award will not be payable, on the basis that the conditions for such issuance will not be satisfied, (C) Shares are forfeited under an Award or (D) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (D) may not be issued pursuant to Incentive Stock Options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: Shares tendered in payment of the exercise price of an Option; Shares withheld to satisfy federal, state or local tax withholding obligations; and Shares purchased by the Company using proceeds from Option exercises. If, after the termination date of the Prior Plan, any Shares subject to awards granted under the Prior Plan would again become available for new grants under the terms of such plan if such plan were still in effect (taking into account such plan’s provisions concerning termination or expiration, if any), then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under this Section 4(a)(i). Any such Shares will not be available for future awards under the terms of the Prior Plan.

(ii) Limitations on Awards to Individual Participants. No Participating Key Employee shall be granted, during any calendar year, Options for more than 600,000 Shares, Stock Appreciation Rights with respect to more than 600,000 Shares, more than 300,000 Shares of Restricted Stock, more than 300,000 Restricted Stock Units, more than 300,000 Performance Shares, more than 300,000 Performance Units the value of which is based on the Fair Market Value of a Share, Performance Units the value of which is not based on the Fair Market Value of a Share that would pay more than $3,000,000, an Annual Incentive Award that would pay more than $3,000,000, or a Long-Term Incentive Award that would pay more than $6,000,000 under the Plan. In all cases, determinations under this Section 4(a)(ii) shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code and any regulations promulgated thereunder.

(iii) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

(iv) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(b) Adjustments; Change in Control. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 4(a)(i) and (ii), and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award; or, if deemed appropriate, make provision for a cash payment in an amount determined by the Committee to the holder of an outstanding Award in exchange for cancellation of some or all of such Award (without the consent of the holder of an Award) effective at such time as the Committee specifies (which may be the time such transaction or event is effective) or in lieu of any or all of the foregoing adjustments; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code; and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number. In any event, previously granted Options or Stock Appreciation Rights are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Options and Stock Appreciation Rights represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or Stock Appreciation Rights.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Shares are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Committee, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

In order to preserve a Participant’s rights under an Award in the event of a Change in Control, the Committee in its discretion may, at the time an Award is granted or at anytime thereafter, take one or more of the following actions with respect to a Change in Control: (i) provide for the acceleration of any time period relating to the Award or the exercise of the Award in connection with a Change in Control; (ii) provide for the cancellation of the Award upon or immediately prior to the Change in Control in exchange for an amount of cash or other property equal to the value of the Award or the value that could have been received upon the exercise of the Award had the Award then been vested and/or exercisable; (iii) adjust the terms of the Award in the manner determined by the Committee to be appropriate to reflect the Change in Control; (iv) cause the Award to be assumed, or new right substituted therefor, by another entity; or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company in connection with a Change in Control.

(c) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

5.	Eligibility

The Committee may designate any Key Employee as a Participating Key Employee. All Non-Employee Directors shall be eligible to receive, at the discretion of the Committee, Awards of Non-Qualified Stock Options pursuant to Section 6(a), Stock Appreciation Rights pursuant to Section 6(b), Restricted Stock pursuant to Section 6(c) and Restricted Stock Units pursuant to Section 6(d). The Committee’s granting of an Award to a Participant will not require the Committee to grant an Award to such individual at any future time. The Committee’s granting of a particular type of Award to a Participant will not require the Committee to grant any other type of Award to such individual.

6.	Awards

(a) Option Awards. The Committee may grant Options to Key Employees and Non-Employee Directors with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(i) Type of Option. The Committee shall determine whether an Option granted to a Participating Key Employee is to be an Incentive Stock Option or Non-Qualified Stock Option; provided, however, that Incentive Stock Options may be granted only to Key Employees of the Company, a parent corporation (within the meaning of Code Section 424(e)) or a subsidiary corporation (within the meaning of Code Section 424(f)). All Options granted to Non-Employee Directors shall be Non-Qualified Stock Options.

(ii) Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; and provided further that an Incentive Stock Option granted to a 10% Stockholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant.

(iii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant; and provided further that each Incentive Stock Option granted to a 10% Stockholder must terminate no later than five years after the date of its grant.

(iv) Grant Date. The date of grant of each Option shall be fixed by the Committee; provided, however, that such date of grant may not be prior to the date of the Committee’s approval of the grant.

(v) Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee. The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

(vi) Incentive Stock Options. The terms of any Incentive Stock Option granted to a Key Employee under the Plan shall comply in all respects with the provisions of Section 422 of the Code and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board of Directors. If the aggregate Fair Market Value of the Shares subject to all Incentive Stock Options granted to a Participating Key Employee (as determined on the date of grant of each such Option) that become exercisable during a calendar year exceed $100,000, or if Options that are intended to be Incentive Stock Options otherwise fail to meet the applicable requirements of the Code, then such Incentive Stock Options shall be treated as a Non-Qualified Stock Options to the extent such $100,000 limitation is exceeded or to the extent of such other failure.

(b) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to Key Employees or Non-Employee Directors. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, grant date (which may not be prior to the date of the Committee’s approval of the grant), term (which may not extend more than ten years from the date of the grant), methods of exercise, methods of settlement (including whether the Participating Key Employee or Non-Employee Director will be paid in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock Awards.

(i) Issuance. The Committee may grant Awards of Restricted Stock to Key Employees and Non-Employee Directors.

(ii) Restrictions. Shares of Restricted Stock granted to Participating Key Employees and Non-Employee Directors shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(iii) Registration. Any Restricted Stock granted under the Plan to a Participating Key Employee or Non-Employee Director may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participating Key Employee or Non-Employee Director, such certificate shall be registered in the name of the Participating Key Employee or Non-Employee Director and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participating Key Employee or Non-Employee Director, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participating Key Employee or Non-Employee Director, or, if the Participating Key Employee or Non-Employee Director received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates to describe the restrictions imposed under the Plan shall be removed.

(v) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participating Key Employee or service as a director of a Non-Employee Director (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participating Key Employee or Non-Employee Director; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participating Key Employee or Non Employee Director.

(d) Restricted Stock Units.

(i) Issuance. The Committee may grant Awards of Restricted Stock Units to Key Employees or Non-Employee Directors.

(ii) Restrictions. Restricted Stock Units granted to Participating Key Employees or Non-Employee Directors shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(iii) Payment of Shares. The Committee shall determine whether to settle Restricted Stock Units in cash, in Shares, or a combination thereof at end of any applicable restriction period; provided, however, that the Committee may defer, or make available such deferral elections with respect to, the settlement of Restricted Stock Units as it deems appropriate, subject in each case to the requirements of Code Section 409A.

(iv) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participating Key Employee or service as a director of a Non-Employee Director (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all unvested Restricted Stock Units shall be forfeited by the Participating Key Employee or Non-Employee Director; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Restricted Stock Units held by a Participating Key Employee or Non Employee Director.

(e) Performance Shares and Performance Units.

(i) Issuance. The Committee may grant Awards of Performance Shares and/or Performance Units to Key Employees. Non-Employee Directors are not eligible to be granted Performance Shares or Performance Units under the Plan.

(ii) Performance Goals and Other Terms. The Committee shall determine the Performance Period, the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any Performance Goal and, if applicable, the relative percentage weighting given to each of the selected Performance Goals. The Committee shall also determine the restrictions applicable to Shares of Restricted Stock or Restricted Stock Units received upon payment of Performance Shares or Performance Units if Performance Shares or Performance Units are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares or Performance Units. The Committee shall have sole discretion to choose among the selected Performance Goals set forth in Section 2(x). Subject to stockholder approval to the extent required to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code, the Committee shall have sole discretion to choose Performance Goals in addition to those set forth in Section 2(x). Notwithstanding the foregoing, in the event the Committee determines it is advisable to grant Performance Shares or Performance Units which do not qualify for the performance-based exemption under Section 162(m) of the Code, the Committee may make such grants without satisfying the requirements thereof.

(iii) No Voting Rights. Participating Key Employees shall have no voting rights with respect to Performance Shares or Shares underlying Performance Units held by them during the applicable Performance Period.

(iv) Payment. As soon as is reasonably practicable following the end of the applicable Performance Period, and subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goal or Goals if such certification is required in order to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code, payment of earned Performance Shares and/or Performance Units shall be made. The Committee, in its sole discretion, may pay earned Performance Shares and Performance Units in the form of cash, Shares (which may be Shares of Restricted Stock), Restricted Stock Units or a combination of cash, Shares (which may be Shares of Restricted Stock) and/or Restricted Stock Units, which have an aggregate Fair Market Value equal to the value of the earned Performance Shares and Shares underlying earned Performance Units at the close of the applicable Performance Period. Any Shares of Restricted Stock payable in connection with Performance Shares or Performance Units shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(c)(iii) hereof.

(f) Annual Incentive Awards. Subject to the terms of this Plan, the Committee may grant Annual Incentive Awards to Key Employees. Non-Employee Directors are not eligible to be granted Annual Incentive Awards. The Committee shall determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (i) the Committee must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability or retirement, or such other circumstances as the Committee may specify; and (ii) the performance period must relate to a period of one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or an Affiliate or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year.

(g) Long-Term Incentive Awards. Subject to the terms of this Plan, the Committee may grant Long-Term Incentive Awards to Key Employees. Non-Employee Directors are not eligible to be granted Long-Term Incentive Awards. The Committee shall determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (i) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability or retirement, or such other circumstances as the Committee may specify; and (ii) the performance period must relate to a period of more than one fiscal year of the Company.

(h) General.

(i) No Consideration for Awards. Awards shall be granted to Participating Key Employees and Non-Employee Directors for no cash consideration unless otherwise determined by the Committee.

(ii) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

(iii) Awards May Be Granted Separately or Together. Awards to Participating Key Employees under the Plan may be granted either alone or in addition to, in tandem with, or (subject to the limitations of Section 6(j)) in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award to a Participating Key Employee or Non-Employee Director may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

(v) Limits on Transfer of Awards. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participating Key Employee or Non-Employee Director otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participating Key Employee or Non-Employee Director at the discretion of the Committee may be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participating Key Employee or Non-Employee Director, as the case may be. Each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participating Key Employee or Non-Employee Director, only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vii) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(e) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Key Employee, Non-Employee Director or other Person who acquires Shares under the Plan by means of an Award originally made to a Participating Key Employee or Non-Employee Director to represent to the Company in writing that such Participating Key Employee, Non-Employee Director or other Person is acquiring the Shares without a view to the distribution thereof.

(i) Dividend Equivalents. In addition to Awards granted under the Plan, the Committee may grant Dividend Equivalents to Participating Key Employees and Non-Employee Directors, entitling the Participating Key Employees and Non-Employee Directors to receive cash equal to cash dividends paid with respect to a specified number of Shares. Dividend Equivalents may only be granted in connection with “full-value” Awards granted to the Participating Key Employee or Non-Employee Director under the Plan. For this purpose, a “full-value” Award includes Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units (valued in relation to a Share) and any other similar Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in such investment vehicles as determined by the Committee, subject to such restrictions and risks of forfeiture as the Committee may impose.

(j) No Repricing or Backdating of Options of Stock Appreciation Rights. Except for adjustments made pursuant to Section 4(b), neither the Committee nor any other person may decrease the exercise or grant price for any outstanding Option or Stock Appreciation Right after the date of grant, cancel an outstanding Option or Stock Appreciation Right in exchange for cash or other Awards (other than cash or other Awards with a value equal to the excess of the Fair Market Value of the Shares subject to such Option or Stock Appreciation Right at the time of cancellation over the exercise or grant price for such Shares) or allow a Participant to surrender an outstanding Option or Stock Appreciation Right to the Company as consideration for the grant of a new Option or Stock Appreciation Right with a lower exercise price. In addition, the Committee may not make a grant of an Option or Stock Appreciation Right with a grant date that is effective prior to the date the Committee takes action to approve such Award.

(k) Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

7.	Amendment and Termination of the Plan; Correction of Defects and Omissions

(a) Amendments to and Termination of the Plan. Except as otherwise provided herein, the Board of Directors of the Company or the Committee may at any time amend, alter, suspend, discontinue, or terminate the Plan; provided, however, that:

(i) approval by the Board of Directors shall be required for any such action to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii) stockholder approval of any amendment of the Plan shall also be obtained to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii) stockholder approval is required for any of the following Plan amendments: (A) an amendment to materially increase any number of Shares or limits specified in Section 4(a) (except as contemplated by Section 4(b)), (B) an amendment to expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 6(j) or that would materially change the minimum vesting and performance requirements of an Award as required in the Plan.

(b) Amendment, Modification or Cancellation of Awards. Subject to the requirements of this Plan, the Committee may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or any cancellation of an Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Committee need not obtain Participant (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 4(b) or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company. Notwithstanding the foregoing, unless determined otherwise by the Committee, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(c) Recoupment of Awards. Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to (i) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time (to the extent contemplated by such policies) and (ii) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time (to the extent contemplated by such requirements).

(d) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(e) Survival Of Awards. Termination of the Plan shall not affect the rights of Participating Key Employees or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 7 and to otherwise administer the Plan will extend beyond the date of this Plan’s termination.

8.	General Provisions

(a) No Rights to Awards. No Key Employee, Participating Key Employee, Non-Employee Director or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees, Non-Employee Directors or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participating Key Employee or Non-Employee Director.

(b) Withholding. No later than the date as of which tax withholding is first required with respect to any Award under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Key Employees under the Plan may be settled with Shares (other than Restricted Securities), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement; provided, however, that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

(c) No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Key Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. The grant of an Award to a Non-Employee Director pursuant to Section 6(a) of the Plan shall confer no right on such Non-Employee Director to continue as a director of the Company or any Affiliate. Except for rights accorded under the Plan and under any applicable Award Agreement, Participating Key Employees and Non-Employee Directors shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

(f) No Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company or any Affiliate for the benefit of its employees or directors unless the Company or appropriate Affiliate shall determine otherwise.

(g) Approval of Material Terms of Performance Goals. Notwithstanding anything herein to the contrary, if so determined by the Board of Directors, the Plan provisions specifying the material terms of the Plan’s performance goals (within the meaning of Code Section 162(m)) shall be submitted to the stockholders of the Company for re-approval no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such Plan provisions.

(h) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participating Key Employee, Non-Employee Director or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of a general unsecured creditor of the Company.

(i) Governing Law; Limitations on Actions. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Delaware, without reference to conflict of law principles thereof, and applicable federal law. Any action or other legal proceeding with respect to the Plan or any Award may be brought only within the period ending on the earlier of (i) one year after the date the claimant in such action or proceeding knows or with the exercise of reasonable care should have known of the facts giving rise to the claim, or (ii) the expiration of the applicable statute of limitations period under applicable law. Exclusive jurisdiction over any such actions or legal proceedings shall reside in the courts of the State of Colorado and the United States District Court located in Denver, Colorado.

(j) Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

(k) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(l) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 7th, 2013.

Vote by Internet
• Go to www.envisionreports.com/WLL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1.	Election of Directors:	For	Withhold		For	Withhold	+
	01 - Thomas L. Aller*	☐	☐	02 - Michael B. Walen*	☐	☐

* for terms expiring at the 2016 Annual Meeting and until their successors are duly elected and qualified.

		For	Against	Abstain			For	Against	Abstain
2.	Approval of the Whiting Petroleum Corporation 2013 Equity Incentive Plan.	☐	☐	☐	3.	Approval, by advisory vote, of the compensation of named executive officers.	☐	☐	☐

4.	Ratification of appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2013.	☐	☐	☐	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¡	23C V	+

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Whiting Petroleum Corporation

2013 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James J. Volker and Bruce R. DeBoer, and each of them, as proxies, with full power of substitution (to act jointly or if only one acts then by that one), for the undersigned at the Annual Meeting of Stockholders of Whiting Petroleum Corporation to be held on Tuesday, May 7, 2013, at 10:00 A.M., local time, in the Grand Ballroom located in the Grand Hyatt Denver, at 1750 Welton Street, Denver, Colorado 80202, or any adjournments or postponements thereof, to vote thereat as designated on the reverse side of this card all of the shares of Common Stock of Whiting Petroleum Corporation held of record by the undersigned on March 12, 2013 as fully and with the same effect as the undersigned might or could do if personally present at said Annual Meeting or any adjournments or postponements thereof, hereby revoking any other proxy heretofore executed by the undersigned for such Annual Meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the director nominees listed, FOR the approval of the Whiting Petroleum Corporation 2013 Equity Incentive Plan, FOR the approval, by advisory vote, of the compensation of named executive officers, and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2013.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.